Exhibit (a)(1)(A)

Offer to Purchase for
Not More than $140,000,000 in Cash
of
its Class A Common Stock
at a Purchase Price of Not Greater Than $35.00
Nor Less Than $33.00 Per Share

        THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 27, 2012, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH DATE, AS IT MAY BE EXTENDED, THE "EXPIRATION DATE").

        FBL Financial Group, Inc., an Iowa corporation (the "Company," "FBL," "we" or "us"), is offering to purchase for cash up to $140,000,000 of its Class A Common Stock, without par value (the "Shares"), pursuant to (1) auction tenders at prices specified by the tendering shareholders of not greater than $35.00 nor less than $33.00 per Share ("Auction Tenders"), or (2) purchase price tenders ("Purchase Price Tenders"), in either case upon the terms and subject to the conditions described in this Offer to Purchase and in the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the "Offer"). Shareholders who wish to tender Shares without specifying a price at which such Shares may be purchased by the Company should make a Purchase Price Tender, which will maximize the chances that their Shares will be purchased pursuant to the Offer. Under a Purchase Price Tender, Shares will be purchased, upon the terms and subject to the conditions of the Offer, at the Purchase Price (as defined below) determined as provided herein. Shareholders who properly tender Shares without specifying whether they are making an Auction Tender or a Purchase Price Tender will be deemed to have made a Purchase Price Tender.

        As of February 24, 2012, there were 29,522,246 Shares issued and outstanding. The maximum of 4,242,424 Shares that we are offering to purchase pursuant to the Offer represents approximately 14.4% of the total number of Shares issued and outstanding as of February 24, 2012. Assuming the Offer is fully subscribed, the minimum of 4,000,000 Shares that we are offering to purchase pursuant to the Offer represents approximately 13.5% of the total number of Shares issued and outstanding as of February 24, 2012. See Section 1.

        Promptly after the Expiration Date, assuming the conditions to the Offer have been satisfied or waived, we will determine a single price per Share (the "Purchase Price"), which will be not more than $35.00 and not less than $33.00 per Share, that we will pay, subject to proration, for Shares properly tendered in the Offer and not properly withdrawn, and accepted for purchase, taking into account the number of Shares tendered pursuant to Auction Tenders and Purchase Price Tenders and the prices specified by shareholders tendering Shares pursuant to Auction Tenders. Shares properly tendered pursuant to Purchase Price Tenders will be deemed to have been tendered at a price of $33.00 per Share for purposes of determining the Purchase Price (which is the minimum price per Share pursuant to the Offer). The Purchase Price will be the lowest price per Share of not more than $35.00 and not less than $33.00 per Share, at which Shares have been properly tendered or have been deemed to be tendered in the Offer, that will enable FBL to purchase the maximum number of Shares properly tendered in the Offer and not properly withdrawn, having an aggregate purchase price not exceeding $140,000,000. Shares properly tendered pursuant to an Auction Tender will only be taken up if the price specified in the Auction Tender is equal to or less than the Purchase Price.

        All Shares purchased pursuant to the Offer will be purchased at the same Purchase Price regardless of whether the shareholder tendered at a lower price. However, because of the "odd lot" priority, proration and conditional tender provisions described in this Offer to Purchase, all of the Shares tendered at or below the Purchase Price may not be purchased if more than the number of Shares we seek are properly tendered and not properly withdrawn.

        Only Shares properly tendered at prices at or below the Purchase Price, and not properly withdrawn, will be eligible to be purchased. Shares tendered but not purchased pursuant to the Offer will be returned promptly following the Expiration Date. See Sections 3 and 4.

        On February 26, 2012, the Company entered into a repurchase agreement (the "Repurchase Agreement") with Iowa Farm Bureau Federation ("IFBF"), the owner of 15,398,974 Shares (representing 52.2% of the outstanding Shares) pursuant to which the Company agreed to purchase up to an aggregate of 1,000,000 Shares from IFBF at the Purchase Price (the "Share Repurchase"). The Share Repurchase is scheduled to close on the eleventh business day following the expiration of the Offer. The aggregate number of Shares to be repurchased under the Repurchase Agreement will be proportionately reduced in the event that the Company purchases less than the maximum number of Shares that it is able to purchase at the Purchase Price pursuant to the terms of the Offer. The transactions contemplated by the Repurchase Agreement are conditioned upon, among other matters, the Company purchasing Shares in the Offer in accordance with this Offer to Purchase. IFBF desired to participate in the Offer but did not wish to participate to the full extent of its pro rata ownership in the Company. As a result, a Special Committee of our Board of Directors, in consultation with IFBF, determined that a reasonable approach to allow IFBF to participate in the share repurchase transactions was to have IFBF agree in advance of the public announcement of the Offer to sell a specified number of Shares to us following the completion of the Offer at the Purchase Price, subject to proration if the Offer was not fully subscribed.

        The foregoing description of the Repurchase Agreement, as well as any description of the Repurchase Agreement elsewhere in this Offer to Purchase, is a summary of the material terms of the Repurchase Agreement and such summary is qualified in its entirety by reference to the full text of the Repurchase Agreement, which is filed as Exhibit 10.1 to the Current Report on Form 8-K filed by FBL with the Securities and Exchange Commission (the "SEC") on February 27, 2012 and incorporated herein by reference.

        If the Offer is fully subscribed, the completion of the Offer and the Share Repurchase will result in the repurchase by FBL of between $173,000,000 and $175,000,000 of Shares in the aggregate. If the Offer is fully subscribed at a Purchase Price of $35.00, the maximum Purchase Price pursuant to the Offer, the completion of the Offer and the Share Repurchase will result in the repurchase by FBL of 5,000,000 Shares. If the Offer is fully subscribed at a Purchase Price of $33.00, the minimum Purchase Price pursuant to the Offer, the completion of the Offer and the Share Repurchase will result in the repurchase by FBL of 5,242,424 Shares in the aggregate.

        If the Offer is fully subscribed at a Purchase Price of $35.00, the maximum Purchase Price pursuant to the Offer, following the completion of the Share Repurchase, IFBF's ownership percentage will increase to 58.7% of the then-outstanding Shares. If the Offer is fully subscribed at a Purchase Price of $33.00, the minimum Purchase Price pursuant to the Offer, following the completion of the Share Repurchase, IFBF's ownership percentage will increase to 59.3% of the then-outstanding Shares. Because a portion of its Shares are being purchased under the Repurchase Agreement, IFBF has agreed not to tender Shares in the Offer pursuant to the Repurchase Agreement.

        In addition, each of the Company's managed affiliates, Farm Bureau Property & Casualty Insurance Company ("FBP&C"), which owns 727,262 Shares (representing 2.5% of the outstanding Shares), and Western Agricultural Insurance Company ("WAG"), which owns 167,084 Shares (representing 0.6% of the outstanding Shares), have informed the Company regarding its intent with respect to the Offer. FBP&C informed the Company that it intends to tender a portion of its Shares pursuant to the Offer. WAG informed the Company that it intends to tender a portion of its Shares pursuant to the Offer.

        In addition to the Shares owned by IFBF, IFBF owns 761,855 shares of Class B common stock, without par value, of FBL (the "Class B Shares") and 5,000,000 shares of Series B preferred stock, without par value, of FBL (the "Series B Preferred Shares"). In addition to the Shares owned by FBP&C, FBP&C owns 213,590 Class B Shares. In addition to the Shares owned by WAG, WAG owns 25,400 Class B Shares. Each outstanding share of our common stock is entitled to one vote per share on each matter submitted to the vote of shareholders, except in the election of directors. The Shares, together with the Series B Preferred Shares, vote for the election of Class A directors, and the Class B Shares vote for the election of Class B directors. The Series B Preferred Shares are entitled to two votes per share. The Class B Shares are subject to certain transfer restrictions in a Class B Stockholders' Agreement. If Class B Shares are sold to a person or entity not affiliated with the American Farm Bureau Federation, such shares will automatically convert to Shares. In addition, Class B Shares may be converted into Shares at the option of the holder of Class B Shares.

        The Offer is not conditioned upon obtaining financing or any minimum number of Shares being tendered. The Offer is, however, subject to a number of other terms and conditions. See Section 7.

        The Shares are listed on the New York Stock Exchange (the "NYSE") and trade under the symbol "FFG." On February 24, 2012, the last full trading day prior to the announcement of the Offer, the reported closing price of the Shares on the NYSE was $32.97 per Share. You are urged to obtain current market quotations for the Shares before deciding whether, and at what price or prices, to tender your Shares pursuant to the Offer. See Section 8.

        WHILE OUR BOARD OF DIRECTORS, INCLUDING A SPECIAL COMMITTEE THEREOF COMPOSED OF THREE INDEPENDENT DIRECTORS, HAS AUTHORIZED THE OFFER, IT HAS NOT, NOR HAS THE SPECIAL COMMITTEE, THE COMPANY, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY (EACH DEFINED BELOW) MADE, OR IS MAKING,

ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR SHARES OR AS TO THE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER YOUR SHARES. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER THEM. IN DOING SO, YOU SHOULD READ CAREFULLY THE INFORMATION IN OR INCORPORATED BY REFERENCE IN THIS OFFER TO PURCHASE AND IN THE RELATED LETTER OF TRANSMITTAL, INCLUDING THE PURPOSES AND EFFECTS OF THE OFFER. SEE SECTION 2. YOU ARE URGED TO DISCUSS YOUR DECISION WITH YOUR OWN TAX ADVISOR, FINANCIAL ADVISOR AND/OR BROKER.

        CERTAIN OF OUR DIRECTORS AND EXECUTIVE OFFICERS HAVE INFORMED US THAT THEY INTEND TO TENDER A PORTION OF THEIR SHARES IN THE OFFER. FOR THE DIRECTORS AND EXECUTIVE OFFICERS THAT DO INTEND TO TENDER, THE AMOUNT OF SHARES TENDERED WILL DEPEND ON THE INDIVIDUAL'S FACTS AND CIRCUMSTANCES. A DECISION TO TENDER SHARES IN THE OFFER IS DEPENDENT ON MARKET AND OTHER FACTORS, AND IS SUBJECT TO CHANGE. SEE SECTION 11.

        NONE OF THE SEC, ANY STATE SECURITIES COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THIS TRANSACTION, PASSED UPON THE MERITS OR FAIRNESS OF THIS TRANSACTION OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS OFFER TO PURCHASE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        Questions and requests for assistance may be directed to Innisfree M&A Incorporated, the Information Agent for the Offer, and Raymond James & Associates, Inc., the Dealer Manager for the Offer, in each case at the telephone numbers and addresses set forth on the back cover page of this Offer to Purchase. You may request additional copies of this Offer to Purchase, the Letter of Transmittal and other Offer documents from the Information Agent at the telephone numbers and address on the back cover page of this Offer to Purchase. The Information Agent will promptly furnish to shareholders additional copies of these materials at the Company's expense. Shareholders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

The Dealer Manager for the Offer is:

Raymond James & Associates, Inc.

Offer to Purchase dated February 28, 2012

IMPORTANT

        If you have any questions regarding the Offer, please contact Innisfree M&A Incorporated, the Information Agent for the Offer, at (877) 717-3922 (shareholders) and (212) 750-5833 (banks and brokers), or Raymond James & Associates, Inc., the Dealer Manager for the Offer, at (866) 326-3863.

        If you want to tender all or any portion of your Shares, you must do one of the following prior to the Expiration Date:

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  if your Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, contact the nominee and have the nominee tender your Shares for you;

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  if you hold certificates or hold Shares in book-entry form as a registered holder in your own name, complete and sign a Letter of Transmittal according to its instructions and deliver it, together with any required signature guarantees, the certificates for your Shares and any other documents required by the Letter of Transmittal, to Computershare Shareowner Services LLC, the Depositary for the Offer, at one of the addresses shown on the Letter of Transmittal;

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  if you are an institution participating in The Depository Trust Company, tender your Shares according to the procedure for book-entry transfer described in Section 3 of this Offer to Purchase;

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  if you are a holder of vested options to purchase Shares, subject to Company policies and practices, you may exercise your vested options to purchase Shares and tender such Shares in the Offer; or

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  if you are a holder of Shares under the Farm Bureau 401(k) Savings Plan, you must follow the instructions provided to you to tender your Shares. For administrative reasons, the deadline for receipt of instruction forms for holders of Shares in the 401(k) Plan is 5:00 p.m., New York City time, on March 21, 2012, which is earlier than the Expiration Date of the Offer. Participants in the plan should confirm their deadlines by carefully reading the materials provided to them.

        If you want to tender your Shares but your certificates for the Shares are not immediately available, or cannot be delivered to the Depositary within the required time, or you cannot comply with the procedure for book-entry transfer on a timely basis, or your other required documents cannot be delivered to the Depositary prior to the Expiration Date, you may still tender your Shares if you comply with the guaranteed delivery procedure described in Section 3 of this Offer to Purchase.

        Shareholders properly tendering Shares pursuant to Auction Tenders at $33.00 per Share (the minimum purchase price pursuant to the Offer) and shareholders properly tendering Shares pursuant to Purchase Price Tenders can reasonably expect to have such Shares purchased at the Purchase Price if any Shares are purchased pursuant to the Offer (subject to the provisions relating to "odd lot" priority, proration and conditional tender).

        The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of offers to sell Shares would not be in compliance with the laws of that jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on our behalf by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of that jurisdiction.

        WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR SHARES IN THE OFFER OR AS TO THE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER YOUR SHARES IN THE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION IN OR INCORPORATED BY REFERENCE IN THIS OFFER TO PURCHASE AND IN THE RELATED LETTER OF TRANSMITTAL OR IN THE OTHER DOCUMENTS TO WHICH WE HAVE REFERRED YOU. OUR DELIVERY OF THIS OFFER TO PURCHASE SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION IN THIS OFFER TO PURCHASE IS CORRECT AS OF ANY TIME OTHER THAN THE DATE OF THIS OFFER TO PURCHASE OR THAT THERE HAVE BEEN NO CHANGES IN THE INFORMATION IN OR INCORPORATED BY REFERENCE HEREIN OR IN THE AFFAIRS OF FBL OR ANY OF ITS SUBSIDIARIES SINCE THE DATE HEREOF. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION IN CONNECTION WITH THE OFFER OTHER THAN THE INFORMATION IN THIS OFFER TO PURCHASE OR IN THE RELATED LETTER OF TRANSMITTAL. IF ANYONE MAKES ANY RECOMMENDATION OR GIVES ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US, THE DEALER MANAGER, THE DEPOSITARY OR THE INFORMATION AGENT.

SUMMARY TERM SHEET

        We are providing this summary term sheet for your convenience. This summary term sheet highlights certain material information in this Offer to Purchase, but you should realize that it does not describe all of the details of the Offer to the same extent described elsewhere in this Offer to Purchase. To understand the Offer fully and for a more complete description of the terms and conditions of the Offer, you should read carefully this entire Offer to Purchase, the Letter of Transmittal and the other documents that constitute part of the Offer. We have included in this summary term sheet references to the sections of this Offer to Purchase where you will find a more complete description of the topics in this summary term sheet.

Who is offering to purchase my Shares?

        FBL Financial Group, Inc., which we refer to as the "Company," "FBL," "we" or "us."

What will be the Purchase Price for the Shares and what will be the form of payment?

        We are conducting an offer by means of a modified "Dutch Auction" to purchase for cash up to $140,000,000 of our Class A Common Stock, without par value (the "Shares") pursuant to (1) auction tenders at prices specified by the tendering shareholders of not greater than $35.00 nor less than $33.00 per Share ("Auction Tenders"), or (2) purchase price tenders ("Purchase Price Tenders"), in either case upon the terms and subject to the conditions described in this Offer to Purchase and in the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the "Offer"). Promptly after 5:00 p.m., New York City time, on March 27, 2012, unless the Offer is extended or withdrawn (such date, as it may be extended, the "Expiration Date"), we will, upon the terms and subject to the conditions of the Offer, determine a single price per Share (the "Purchase Price"), which will be not more than $35.00 and not less than $33.00 per Share, that we will pay, subject to proration, for Shares properly tendered in the Offer and not properly withdrawn, and accepted for purchase, taking into account the number of Shares tendered pursuant to Auction Tenders and Purchase Price Tenders and the prices specified by shareholders tendering Shares pursuant to Auction Tenders. Shares properly tendered pursuant to Purchase Price Tenders will be deemed to have been tendered at a price of $33.00 per Share for purposes of determining the Purchase Price (which is the minimum price per Share pursuant to the Offer).

        The Purchase Price will be the lowest price per Share of not more than $35.00 and not less than $33.00 per Share at which Shares have been properly tendered or have been deemed to be tendered in the Offer, that will enable us to purchase the maximum number of Shares properly tendered in the Offer and not properly withdrawn, having an aggregate purchase price not exceeding $140,000,000. We will publicly announce the Purchase Price promptly after we have determined it and, upon the terms and subject to the conditions of the Offer (including the proration, odd lot and conditional sale provisions), we will promptly pay the Purchase Price in cash, less any applicable withholding taxes and without interest, to all shareholders who have properly tendered (and have not properly withdrawn) their Shares pursuant to Auction Tenders at prices equal to or less than the Purchase Price or pursuant to Purchase Price Tenders, subject to applicable withholding taxes. See Section 1.

How many Shares is FBL offering to purchase?

        We will purchase, at the Purchase Price, Shares properly tendered in the Offer and not properly withdrawn up to a maximum aggregate purchase price of $140,000,000. Since the Purchase Price will only be determined after the Expiration Date, the number of Shares that will be purchased will not be known until after that time. Assuming the Offer is fully subscribed, the maximum number of Shares that will be purchased pursuant to the Offer is 4,242,424, which will occur if the Purchase Price is determined to be $33.00 per Share, the minimum Purchase Price pursuant to the Offer. Assuming the Offer is fully subscribed, the minimum number of Shares that will be purchased pursuant to the Offer is 4,000,000, which will occur if the Purchase Price is determined to be $35.00 per Share, the maximum Purchase Price pursuant to the Offer.

        On February 26, 2012, the Company entered into a repurchase agreement (the "Repurchase Agreement") with Iowa Farm Bureau Federation ("IFBF"), the owner of 15,398,794 Shares (representing 52.2% of the outstanding Shares) pursuant to which the Company agreed to purchase up to an aggregate of 1,000,000 Shares from IFBF at the Purchase Price (the "Share Repurchase"). The Share Repurchase is scheduled to close on the eleventh business day following the expiration of the Offer. The aggregate number of Shares to be repurchased under the Repurchase Agreement will be proportionately reduced in the event that the Company purchases less than the maximum number of Shares that it is able to purchase at the Purchase Price pursuant to the terms of the Offer. The transactions contemplated by the Repurchase Agreement are conditioned upon, among other matters,

i

the Company purchasing Shares in the Offer in accordance with this Offer to Purchase. IFBF desired to participate in the Offer but did not wish to participate to the full extent of its pro rata ownership in the Company. As a result, a Special Committee of our Board of Directors, in consultation with IFBF, determined that a reasonable approach to allow IFBF to participate in the share repurchase transactions was to have IFBF agree in advance of the public announcement of the Offer to sell a specified number of Shares to us following the completion of the Offer at the Purchase Price, subject to proration if the Offer was not fully subscribed.

        If the Offer is fully subscribed, the completion of the Offer and the Share Repurchase will result in the repurchase by FBL of between $173,000,000 and $175,000,000 of Shares in the aggregate. If the Offer is fully subscribed at a Purchase Price of $35.00, the maximum Purchase Price pursuant to the Offer, the completion of the Offer and the Share Repurchase will result in the repurchase by FBL of 5,000,000 Shares. If the Offer is fully subscribed at a Purchase Price of $33.00, the minimum Purchase Price pursuant to the Offer, the completion of the Offer and the Share Repurchase will result in the repurchase by FBL of 5,242,424 Shares in the aggregate.

        If the Offer is fully subscribed at a Purchase Price of $35.00, the maximum Purchase Price pursuant to the Offer, following the completion of the Share Repurchase, IFBF's ownership percentage will increase to 58.7% of the then-outstanding Shares. If the Offer is fully subscribed at a Purchase Price of $33.00, the minimum Purchase Price pursuant to the Offer, following the completion of the Share Repurchase, IFBF's ownership percentage will increase to 59.3% of the then-outstanding Shares. Because a portion of its Shares are being purchased under the Repurchase Agreement, IFBF has agreed not to tender Shares in the Offer pursuant to the Repurchase Agreement.

        In addition, each of the Company's managed affiliates, Farm Bureau Property & Casualty Insurance Company ("FBP&C"), which owns 727,262 Shares (representing 2.5% of the outstanding Shares), and Western Agricultural Insurance Company ("WAG"), which owns 167,084 Shares (representing 0.6% of the outstanding Shares), have informed the Company regarding its intent with respect to the Offer. FBP&C informed the Company that it intends to tender a portion of its Shares pursuant to the Offer. WAG informed the Company that it intends to tender a portion of its Shares pursuant to the Offer.

        In addition to the Shares owned by IFBF, IFBF owns 761,855 shares of Class B common stock, without par value, of FBL (the "Class B Shares") and 5,000,000 shares of Series B preferred stock, without par value, of FBL (the "Series B Preferred Shares"). In addition to the Shares owned by FBP&C, FBP&C owns 213,590 Class B Shares. In addition to the Shares owned by WAG, WAG owns 25,400 Class B Shares. Each outstanding share of our common stock is entitled to one vote per share on each matter submitted to the vote of shareholders, except in the election of directors. The Shares, together with the Series B Preferred Shares, vote for the election of Class A directors, and the Class B Shares vote for the election of Class B directors. The Series B Preferred Shares are entitled to two votes per share. The Class B Shares are subject to certain transfer restrictions in a Class B Stockholders' Agreement. If Class B Shares are sold to a person or entity not affiliated with the American Farm Bureau Federation, such shares will automatically convert to Shares. In addition, Class B Shares may be converted into Shares at the option of the holder of Class B Shares. See Section 1.

        The Offer is not conditioned upon obtaining financing or any minimum number of Shares being tendered. The Offer is, however, subject to a number of other terms and conditions. See Section 7.

How will FBL pay for the Shares?

        We will fund any purchase of Shares pursuant to the Offer, including related fees and expenses, from cash on hand. The Offer is not conditional upon the receipt of financing. See Section 9.

Will I receive the cash dividend scheduled to be paid on March 30, 2012 on my Shares that are purchased pursuant to the Offer?

        Yes. On February 16, 2012, the Board of Directors declared a quarterly cash dividend of $0.10 per Share, to be paid on March 30, 2012 to each shareholder of record as of the close of business on March 15, 2012. Any Shares not tendered or not accepted for payment or paid for will also receive such cash dividend.

How long do I have to tender my Shares?

        You may tender your Shares until the Offer expires on the Expiration Date. If a broker, dealer, commercial bank, trust company or other nominee holds your Shares, it is likely that they will have an earlier deadline for you to act to instruct them to accept the Offer on your behalf. We urge you to immediately contact your broker, dealer, commercial bank, trust company or other nominee to find out their deadline. If you are a holder of Shares under the Farm Bureau 401(k) Savings Plan, you must follow the instructions provided to you to tender your Shares. For administrative reasons, the deadline for receipt of instruction forms for holders of Shares in the 401(k) Plan is 5:00 p.m., New York City time, on March 21, 2012, which is earlier than the Expiration Date of the Offer. Participants in the plan should confirm their deadlines by carefully reading the materials provided to them. See Sections 1 and 3.

Can the Offer be extended, amended or terminated and, if so, under what circumstances?

        We can extend the Offer, in our sole discretion, at any time, subject to applicable laws. We may, however, decide not to extend the Offer. If we were to extend the Offer, we cannot indicate, at this time, the length of any extension that we may provide. If we extend the Offer, we will delay the acceptance of any Shares that have been tendered. We can also amend or terminate the Offer. See Sections 7 and 15.

How will I be notified if the Offer is extended or amended?

        If the Offer is extended, we will issue a press release announcing the extension and the new Expiration Date no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled Expiration Date. We will announce any other amendment to the Offer by promptly issuing a press release announcing the amendment. See Section 15.

What is the purpose of the Offer?

        On October 6, 2011, the Company entered into a stock purchase agreement (the "Agreement") by and among the Company and certain controlled affiliates of Guggenheim Partners, LLC (the "Guggenheim Purchasers"). Under the terms of the Agreement, the Guggenheim Purchasers agreed to acquire all of the common stock of the Company's subsidiary, EquiTrust Life Insurance Company, an Iowa domiciled insurance company ("EquiTrust").

        On October 7, 2011, the Company announced that its Board of Directors approved share repurchase transactions aggregating $200.0 million. The Offer and the Share Repurchase are part of the Company's ongoing program to return capital to shareholders through share repurchases or other means. Since the repurchase plan was approved, the Company has acquired $13.7 million of Shares.

        On December 30, 2011, the Company completed the sale of EquiTrust to one of the Guggenheim Purchasers in an all-cash transaction with initial sale proceeds of $471.4 million, subject to post-closing purchase price adjustments. In conjunction with the closing, the Company satisfied and discharged (1) the indenture, dated as of April 12, 2004, between the Company and Deutsche Bank Trust Company Americas, as trustee, relating to the Company's 5.85% Senior Notes due 2014, and (2) the indenture, dated as of March 12, 2007, between the Company and Commerce Bank, as successor trustee to LaSalle Bank National Association, as trustee, relating to the Company's 5.875% Senior Notes due 2017. Additionally, in conjunction with the closing, the Company redeemed $50 million of the Company's 6.10% Senior Notes due 2015 that were held by FBP&C. Each of FBP&C and IFBF owns $25 million principal amount of the Company's 6.10% Senior Notes due 2015.

        Following such transactions, the Board of Directors considered a range of possible alternative uses for our excess capital, including retaining all of the capital to provide for future growth, an increase in the Company's dividend, a special dividend payable to all shareholders, open market share repurchases, a tender offer to all shareholders, or a combination of the preceding uses. In considering the share repurchase program, the Offer and the Share Repurchase, the Board of Directors reviewed, with the assistance of management and outside advisors, the Company's results of operations, financial position and capital requirements, general business conditions, legal, tax, regulatory, rating agency and contractual constraints or restrictions and other factors the Board of Directors deemed relevant.

        In light of IFBF's significant shareholdings in the Company as well as IFBF's, FBP&C's and WAG's relationships with the Company, the Board of Directors formed a special committee of three independent directors, Roger Brooks, Robert Hanson and Ed Mehrer (the "Special Committee"), to work with management to evaluate the Offer, including the financial terms thereof, to work with management to negotiate with IFBF regarding the terms of the Repurchase Agreement and to make a recommendation to the Board of Directors with respect to the Offer. The members of the Special Committee will each receive a fee of $1,000 per meeting of the Special Committee. Certain directors and officers of the Company are also directors and officers of IFBF, FBP&C and WAG, but have recused themselves from the decisionmaking process of each of IFBF, FBP&C and WAG in regards to the Share Repurchase and the Offer. See Section 11.

        Following such review, management, the Board of Directors and the Special Committee each believe that the Offer and the Share Repurchase are prudent uses of the Company's financial resources and an efficient way to return capital to shareholders who wish to receive cash for all or a portion of their Shares, especially in light of the relative illiquidity of the Shares in the public trading market. The Offer provides shareholders with an opportunity to obtain liquidity with respect to all or a portion of their Shares, without the usual transaction costs associated with market sales. In addition, shareholders who wish to achieve a greater percentage of equity ownership in the Company will be able to do so by not tendering their Shares in the Offer, and, if the Company completes the Offer, will therefore have a greater percentage ownership in FBL and its future earnings and assets, while also bearing the attendant risks associated with owning Shares.

        After completing the Offer and the Share Repurchase, we may consider various forms of share repurchases, including open market purchases, tender offers and/or accelerated share repurchases after taking into account the results of the Offer and the Share Repurchase, our results of operations, financial position and capital requirements, general business conditions, legal, tax, regulatory, rating agency and contractual constraints or restrictions and other factors our Board of Directors deems relevant. See Section 2.

What are the conditions to the Offer?

        Our obligation to accept and purchase and pay for Shares tendered in the Offer depends upon a number of conditions that must be satisfied or waived on or prior to the Expiration Date, including that:

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  no action, suit, proceeding or application by any government or governmental, regulatory or administrative agency, authority or tribunal or by any other person, domestic, foreign or supranational, before any court, authority, agency, other tribunal or arbitrator or arbitration panel shall have been instituted or shall be pending, nor shall we have received notice of any such action, that directly or indirectly (1) challenges or seeks to challenge, restrain, prohibit, delay or otherwise affect the making of the Offer or the Share Repurchase, the acquisition by us of some or all of the Shares pursuant to the Offer or the Share Repurchase or otherwise relates in any manner to the Offer or the Share Repurchase or seeks to obtain damages in respect of the Offer or the Share Repurchase or (2) seeks to make the purchase of, or payment for, some or all of the Shares pursuant to the Offer or the Share Repurchase illegal or may result in a delay in our ability to accept for payment or pay for some or all of the Shares;

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  our acceptance for payment, purchase or payment for (1) any Shares tendered in the Offer or (2) the Shares pursuant to the Share Repurchase, shall not violate or conflict with, or otherwise be contrary to, any applicable law, statute, rule, regulation, decree or order;

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  no action shall have been taken nor any statute, rule, regulation, judgment, decree, injunction or order (preliminary, permanent or otherwise) shall have been proposed, sought, enacted, entered, promulgated, enforced or deemed to be applicable to the Offer or the Share Repurchase or us or any of our subsidiaries by any court, other tribunal, government or governmental agency or other regulatory or administrative authority or body, domestic or foreign, which (1) indicates that any approval, waiver or other action of any such court, other tribunal, agency, authority or body may be required in connection with the Offer, the purchase of Shares thereunder, the Share Repurchase or the purchase of Shares thereunder or (2) is reasonably likely to make the purchase of, or payment for, some or all of the Shares pursuant to the Offer or the Share Repurchase illegal or to prohibit, restrict or delay consummation of the Offer or the Share Repurchase;

  •
  no general suspension of trading in, or limitation on prices for, securities on any United States national securities exchange or in the over-the-counter market, declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory, or any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency, authority or body on, or any event that is likely, in our reasonable judgment, to materially adversely affect, the extension of credit by banks or other lending institutions in the United States shall have occurred;

  •
  no material adverse change in United States or any other currency exchange rates or a suspension or limitation on the markets therefor;

  •
  no commencement or escalation, on or after February 28, 2012, of war, armed hostilities or other international or national calamity, including, but not limited to, an act of terrorism involving the United States or any other jurisdiction in which FBL or any of our subsidiaries maintains an office or conducts business, nor any material escalation, on or after February 28, 2012, of any war or armed hostilities that had commenced prior to February 28, 2012 shall have occurred;

  •
  no decrease of more than 10% in the market price for the Shares or in the Dow Jones Industrial Average, New York Stock Exchange Index, Nasdaq Composite Index or the Standard and Poor's 500 Composite Index measured from the close of trading on February 24, 2012 shall have occurred;

  •
  no change, condition, event or development or any condition, event or development including a prospective change, in general political, market, economic, financial or industry conditions in the United States or internationally that, in our reasonable judgment, has, or could reasonably be expected to have, a material adverse effect on the business, properties, assets, liabilities, capitalization, shareholders' equity, condition (financial or otherwise), operations, licenses, franchises, permits, permit applications, results of operations or prospects of FBL and our subsidiaries, taken as a whole, on the value of or trading in the Shares, on our ability to consummate the Offer or on the benefits of the Offer to us, shall have occurred;

  •
  no change, condition, event or development (including any act of nature or man-made disaster) or any condition, event or development involving a prospective change, in the business, properties, assets, liabilities, capitalization, shareholders' equity, condition (financial or otherwise), operations, licenses, franchises, permits, permit applications, results of operations or prospects of FBL or any of our subsidiaries that, in our reasonable judgment, has, or could reasonably be expected to have, a material adverse effect on FBL and our subsidiaries, taken as a whole, on the value of or trading in the Shares, on our ability to consummate the Offer or on the benefits of the Offer to us, shall have occurred;

  •
  no tender or exchange offer for any or all of the outstanding Shares (other than the Offer), or any merger, acquisition, business combination or other similar transaction with or involving us or any of our subsidiaries, shall have been proposed, announced or made by any person or entity or shall have been publicly disclosed, nor shall we have entered into a definitive agreement or an agreement in principle with any person with respect to a merger, acquisition, business combination or other similar transaction;

  •
  we shall not have become aware that any entity, "group" (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or person (1) has acquired or proposes to acquire beneficial ownership of more than 5% of the outstanding Shares, whether through the acquisition of stock, the formation of a group, the grant of any option or right (options for and other rights to acquire Shares that are acquired or proposed to be acquired being deemed to be immediately exercisable or convertible for purposes of this clause), or otherwise (other than by virtue of consummation of the Offer and the Share Repurchase or anyone who publicly disclosed such ownership in a filing with the Securities and Exchange Commission (the "SEC") on or before February 24, 2012), (2) who has filed a Schedule 13D or Schedule 13G with the SEC on or before February 24, 2012 has acquired or proposes to acquire, whether through the acquisition of Shares, the formation of a group, the grant of any option or right (options for and other rights to acquire Shares that are acquired or proposed to be acquired being deemed to be immediately exercisable or convertible for purposes of this clause), or otherwise (other than by virtue of consummation of the Offer and the Share Repurchase), beneficial ownership of an additional 1% or more of the outstanding Shares or (3) shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, reflecting an intent to acquire us or any of our subsidiaries or any of our or any of our subsidiaries' assets or securities;

  •
  no approval, permit, authorization, favorable review or consent or waiver of or filing with any domestic or foreign governmental or regulatory authority, agency or body or any third party consent or notice, required to be obtained or made in connection with the Offer shall not have been obtained or made on terms and conditions satisfactory to us in our reasonable judgment;

  •
  Standard & Poor's shall not have (1) downgraded or withdrawn the rating accorded the Company or (2) publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company;

  •
  A.M. Best Company, Inc. shall not have (1) downgraded or withdrawn the rating accorded to Farm Bureau Life Insurance Company or (2) publicly announced that it has under surveillance or review, with possible negative implications, its rating accorded to Farm Bureau Life Insurance Company; or

  •
  we shall not have determined that the consummation of the Offer and the Share Repurchase and the purchase of the Shares pursuant to the Offer and the Share Repurchase is likely, in our reasonable judgment, to cause the Shares to be (1) held of record by less than 300 persons, (2) delisted from the New York Stock Exchange (the "NYSE"), or (3) eligible for deregistration under the Exchange Act.

        The Offer is subject to these conditions, all of which are described in greater detail in Section 7.

v

Following the Offer, will the Company continue as a public company?

        Yes. It is a condition of our obligation to purchase Shares pursuant to the Offer that, as a result of the consummation of the Offer, there not be a reasonable likelihood that the Shares will be held of record by less than 300 persons or that the Shares will be delisted from the NYSE or will be eligible for deregistration under the Exchange Act. See Sections 2, 7 and 12.

How do I tender my Shares?

        If you want to tender all or any portion of your Shares, you must do one of the following prior to the Expiration Date:

  •
  if your Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, contact the nominee and have the nominee tender your Shares for you;

  •
  if you hold certificates or hold Shares in book-entry form as a registered holder in your own name, complete and sign a Letter of Transmittal according to its instructions and deliver it, together with any required signature guarantees, the certificates for your Shares and any other documents required by the Letter of Transmittal, to Computershare Shareowner Services LLC, the Depositary for the Offer, at one of the addresses shown on the Letter of Transmittal;

  •
  if you are an institution participating in The Depository Trust Company, tender your Shares according to the procedure for book-entry transfer described in Section 3 of this Offer to Purchase;

  •
  if you are a holder of vested options to purchase Shares, subject to Company policies and practices, you may exercise your vested options to purchase Shares and tender such Shares in the Offer; or

  •
  if you are a holder of Shares under the Farm Bureau 401(k) Savings Plan, you must follow the instructions provided to you to tender your Shares. For administrative reasons, the deadline for receipt of instruction forms for holders of Shares in the 401(k) Plan is 5:00 p.m., New York City time, on March 21, 2012, which is earlier than the Expiration Date of the Offer. Participants in the plan should confirm their deadlines by carefully reading the materials provided to them.

        If you want to tender your Shares but your certificates for the Shares are not immediately available, or cannot be delivered to the Depositary within the required time, or you cannot comply with the procedure for book-entry transfer on a timely basis, or your other required documents cannot be delivered to the Depositary prior to the Expiration Date, you may still tender your Shares if you comply with the guaranteed delivery procedure described in Section 3.

        You may contact the Information Agent, the Dealer Manager or your broker for assistance. The contact information for the Information Agent and the Dealer Manager is on the back cover page of this Offer to Purchase. See Section 3 and the instructions to the Letter of Transmittal.

Has the Board of Directors, the Special Committee or FBL adopted a position on the Offer?

        While our Board of Directors, including a Special Committee thereof composed of three independent directors, has authorized the Offer, it has not, nor has the Special Committee, the Company, the Dealer Manager, the Information Agent or the Depositary made, or is making, any recommendation to you as to whether you should tender or refrain from tendering your Shares or as to the price or prices at which you may choose to tender your Shares. You must make your own decision as to whether to tender your Shares and, if so, how many Shares to tender and the price or prices at which you will tender them. In doing so, you should read carefully the information in or incorporated by reference in this Offer to Purchase and in the related Letter of Transmittal, including the purposes and effects of the Offer. You are urged to discuss your decision with your own tax advisor, financial advisor and/or broker. See Section 2.

Do FBL's directors or executive officers or affiliates intend to tender their Shares in the Offer?

        Certain of our directors and executive officers have informed us that they intend to tender a portion of their Shares in the Offer. For the directors and executive officers that do intend to tender, the amount of Shares tendered will depend on the individual's facts and circumstances. The Offer will increase the proportional holdings of our directors and executive officers that do not tender their Shares into the Offer. Pursuant to the terms of the Company's insider trading policy, a "blackout period," which restricts transactions in the Company's securities by a director, officer or certain employees of the Company, begins 10 calendar days before the end of each calendar quarter. Pursuant to Rule 13e-4(f)(8) promulgated under the Exchange Act, the Offer is required to be open to all holders of the Shares. Accordingly, because the Expiration Date of the Offer will occur during such a "blackout period," the Company's Board of Directors and the Audit Committee thereof have waived the Company's insider trading policy with respect to its directors, officers and applicable employees (and all other Company policies, guidelines or codes incorporating the insider trading policy, including the Code of Business Ethics and Conduct and the Code of Ethics) solely to allow directors, officers and applicable employees to tender their Shares pursuant to the Offer and to allow directors, officers and applicable employees who are holders of vested but unexercised options to exercise such options in order to tender Shares issued upon such exercise pursuant to the Offer.

        Because a portion of its Shares are being purchased under the Repurchase Agreement, IFBF has agreed not to tender Shares in the Offer pursuant to the Repurchase Agreement. FBP&C informed the Company that it intends to tender a portion of its Shares pursuant to the Offer. WAG informed the Company that it intends to tender a portion of its Shares pursuant to the Offer. A decision to tender Shares pursuant to the Offer is dependent on market and other factors, and is subject to change. See Section 11.

How do holders of vested stock options for Shares participate in the Offer?

        Options to purchase Shares cannot be tendered in the Offer. If you hold vested but unexercised options, you may exercise your options in accordance with the terms of our share-based compensation plans and the Company's policies and practices, and tender the Shares received upon such exercise in accordance with the Offer. Exercises of options cannot be revoked even if some or all of the Shares received upon the exercise thereof and tendered in the Offer are not purchased pursuant to the Offer for any reason. You should evaluate this Offer to Purchase carefully to determine if participation would be advantageous to you based on your stock option exercise prices, the expiration date of your options, the range of tender prices and the provisions for pro rata purchases by FBL described in Section 1. We urge optionholders to discuss the Offer with their own tax advisor, financial advisor and/or broker.

        In connection with the Board of Directors' decision to waive the Company's insider trading policy, the directors, officers and applicable employees who are holders of vested but unexercised options will be able to exercise such options in order to tender Shares issued upon such exercise.

        Please be advised that it is the optionholder's responsibility to tender Shares in the Offer to the extent such holder wants to participate and it may be difficult to secure delivery of Shares issued pursuant to vested stock options in a time period sufficient to allow tender of those Shares prior to the Expiration Date. Accordingly, we suggest that you exercise your vested options and satisfy the exercise price for such Shares in accordance with the terms of the related stock option plan and option agreement and Company policies and practices at least four business days prior to the Expiration Date (which, unless the Offer is extended, means you should exercise your vested stock options and satisfy the related exercise price no later than 5:00 p.m., New York City time, on March 21, 2012). See Section 3.

How do holders of restricted stock participate in the Offer?

        Holders of restricted stock may not tender such restricted Shares in the Offer unless and until such Shares have vested and the restrictions on such Shares have lapsed. See Section 3.

How do holders of deferred stock units participate in the Offer?

        We are not offering to purchase deferred stock units as part of the Offer, and tenders of such deferred stock units will not be accepted. See Section 3.

How do holders of cash settled restricted stock units participate in the Offer?

        We are not offering to purchase cash settled restricted stock units as part of the Offer, and tenders of such cash settled restricted stock units will not be accepted. See Section 3.

How do beneficial owners of Shares in the Farm Bureau 401(k) Savings Plan participate in the Offer?

        Participants in the Farm Bureau 401(k) Savings Plan must follow the separate instructions that will be sent to plan participants. These instructions will require a plan participant who wishes to tender Shares held under the plan to complete and execute an instruction form provided with the separate instructions. For administrative reasons, the deadline for receipt of instruction forms for holders of Shares in the 401(k) Plan is 5:00 p.m., New

York City time, on March 21, 2012, which is earlier than the Expiration Date of the Offer. Participants in the plan should confirm their deadlines by carefully reading the materials provided to them. See Section 3.

What happens if the number of Shares tendered in the Offer would result in an aggregate purchase price of more than $140,000,000?

        Because of the "odd lot" priority, proration and conditional tender provisions described herein, we may not purchase all of the Shares that you tender even if you tender them at or below the Purchase Price. See Section 1.

If I own fewer than 100 Shares and I tender all of my Shares, will I be subject to proration?

        If you own, beneficially or of record, fewer than 100 Shares in the aggregate, you properly tender all of these Shares at or below the Purchase Price prior to the Expiration Date and you complete the section entitled "Odd Lots" in the Letter of Transmittal, and if applicable, in the Notice of Guaranteed Delivery, and all conditions to the Offer are satisfied or waived, we will purchase all of your Shares without subjecting them to proration. See Section 1.

Once I have tendered Shares in the Offer, can I withdraw my tender?

        Yes. You may withdraw your tendered Shares at any time prior to the Expiration Date, or such later time and date to which we may extend the Offer, in which case, you can withdraw your Shares until the expiration of the Offer as extended. In addition, unless we have already accepted your tendered Shares for payment, you may withdraw your tendered Shares at any time after 12:01 a.m., New York City time, on April 28, 2012. See Section 4.

How do I withdraw Shares previously tendered?

        To properly withdraw tendered Shares, you must deliver, on a timely basis, a written or facsimile notice of your withdrawal to the Depositary, at one of its addresses appearing on the back cover page of this Offer to Purchase, while you still have the right to withdraw the Shares. Your notice of withdrawal must specify your name, the number of Shares to be withdrawn and the name of the registered holder of such Shares. Some additional requirements apply if the certificates for Shares to be withdrawn have been delivered to the Depositary or if your Shares have been tendered under the procedure for book-entry transfer set forth in Section 3. If you have tendered your Shares by giving instructions to a broker, dealer, commercial bank, trust company or other nominee, you must instruct that person to arrange for the timely withdrawal of your Shares. See Section 4.

What will happen if I do not tender my Shares?

        Shareholders who do not participate in the Offer will retain their Shares and, if the Company completes the Offer, their relative ownership interest in the Company will automatically increase. See Section 2.

When and how will FBL pay for my tendered Shares that are accepted for purchase pursuant to the Offer?

        We will pay the Purchase Price in cash, less any applicable withholding taxes and without interest, for the Shares we purchase promptly after the expiration of the Offer and the acceptance of the Shares for payment. In the event of proration, however, we expect it may take up to five business days after the Expiration Date to calculate the final proration factor and begin paying for tendered Shares. We will pay for the Shares accepted for purchase by depositing the aggregate purchase price with the Depositary promptly after the expiration of the Offer. The Depositary will act as your agent and will transmit to you the payment for all of your Shares accepted for payment pursuant to the Offer. See Section 5.

What is the recent market price for the Shares?

        On February 24, 2012, the last full trading day before announcement of the Offer, the reported closing price of the Shares on the NYSE was $32.97 per Share. You are urged to obtain current market quotations for the Shares before deciding whether, and at what price or prices, to tender your Shares pursuant to the Offer. See Section 8.

Will I have to pay brokerage fees and commissions if I tender my Shares?

        If you are a holder of record of your Shares and you tender your Shares directly to the Depositary, you will not incur any brokerage fees or commissions. If you hold your Shares through a broker, dealer, commercial bank, trust company or other nominee and that person tenders Shares on your behalf, that person may charge you a fee for doing so. We urge you to consult your broker, dealer, commercial bank, trust company or other nominee to determine whether any such charges will apply. See Section 3.

What is the accounting treatment of the Offer and the Share Repurchase?

        The accounting for the purchase of Shares pursuant to the Offer and the Share Repurchase will result in a reduction of our shareholders' equity in an amount equal to the aggregate purchase price of the Shares we purchase and a corresponding reduction in total cash and investments. See Section 2.

Are there any governmental or regulatory approvals, consents or filings to be made or obtained in connection with the Offer?

        We are not aware of any approval or other action by any governmental, administrative or regulatory authority, agency or body, domestic, foreign or supranational, that would be required for our acquisition or ownership of Shares as contemplated by the Offer. Should any such approval or other action or notice filings be required, we presently contemplate that we will seek that approval or other action and make or cause to be made such notice filings. We cannot predict whether we will be required to delay the acceptance for payment of or payment for Shares tendered in the Offer pending the outcome of any such approval or other action. There can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial cost or conditions or that the failure to obtain the approval or other action might not result in adverse consequences to our business and financial condition. Our obligations pursuant to the Offer to accept for payment and pay for Shares are subject to the satisfaction of certain conditions. See Sections 7 and 13.

What are the United States federal income tax consequences if I tender my Shares?

        Generally, if you are a U.S. Holder (as defined in Section 14), the receipt of cash from us in exchange for the Shares you tender in the Offer will be a taxable event for U.S. federal income tax purposes. The receipt of cash for your tendered Shares will generally be treated for U.S. federal income tax purposes either as (1) a sale or exchange eligible for capital gain or loss treatment or (2) a distribution in respect of stock from the Company. If you are a U.S. Holder, you should complete the IRS Form W-9 included as part of the Letter of Transmittal. Any tendering shareholder or other payee who is a U.S. Holder and who fails to timely complete, sign and return to the Depositary the IRS Form W-9 included in the Letter of Transmittal (or such other IRS form as may be applicable) may be subject to United States backup withholding tax. See Section 3. All shareholders should review the discussion in Sections 3 and 14 regarding certain U.S. federal income tax consequences and consult their own tax advisor regarding the tax consequences of the Offer.

Will I have to pay a stock transfer tax if I tender my Shares?

        If you instruct the Depositary in the Letter of Transmittal to make the payment for the tendered Shares to the registered holder, you will not incur any stock transfer tax. See Section 5.

Whom do I contact if I have questions about the Offer?

        For additional information or assistance, you may contact Innisfree M&A Incorporated, the Information Agent for the Offer, or Raymond James & Associates, Inc., the Dealer Manager for the Offer, in each case at the telephone numbers and addresses set forth on the back cover page of this Offer to Purchase. You may request additional copies of this Offer to Purchase, the Letter of Transmittal and other Offer documents from the Information Agent at the telephone numbers and address on the back cover page of this Offer to Purchase. The Information Agent will promptly furnish to shareholders additional copies of these materials at the Company's expense. Shareholders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

FORWARD-LOOKING STATEMENTS

        This Offer to Purchase may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. Statements that include the words "expect," "intend," "plan," "believe," "project," "anticipate," "will," "may" "could" and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond the Company's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following:

  •
  Difficult conditions in the financial markets and the economy may materially adversely affect our business and results of operations.

  •
  Adverse financial market conditions may significantly affect our liquidity, access to capital and cost of capital.

  •
  Our valuation of fixed maturity securities may include methodologies, estimations and assumptions that are subject to differing interpretations and could result in changes to investment valuations that may materially adversely affect our results of operations or financial condition.

  •
  Our investment portfolio is subject to credit quality risks which may diminish the value of our invested assets and affect our profitability and reported book value per share.

  •
  Changing interest rates, market volatility and general economic conditions affect the risks and the returns on both our products and our investment portfolio.

  •
  We face competition from companies having greater financial resources, more advanced technology systems, broader arrays of products, higher ratings and stronger financial performance, which may impair our ability to retain existing customers, attract new customers and maintain our profitability and financial strength.

  •
  As a holding company, we depend on our subsidiaries for funds to meet our obligations, but our life insurance subsidiary's ability to make distributions to us is limited by law, and could be affected by minimum risk-based capital requirements.

  •
  A significant ratings downgrade may have a material adverse effect on our business.

  •
  All segments of our business are highly regulated and these regulations or changes in them could affect our profitability.

  •
  Inaccuracies in assumptions regarding future persistency, mortality and interest rates used in pricing our products and calculating reserve amounts and deferred acquisition costs could have a material adverse impact on our financial results.

  •
  We may be required to accelerate the amortization of deferred acquisition costs, which could adversely affect our results of operations or financial condition.

  •
  Our earnings are influenced by our claims experience, which is difficult to estimate. If our future claims experience does not match our pricing assumptions or past results, our earnings could be materially adversely affected.

  •
  Our reinsurance program involves risks because we remain liable with respect to the liabilities ceded to reinsurers if the reinsurers fail to meet the obligations assumed by them.

  •
  Our business is highly dependent on our relationships with Farm Bureau organizations and could be adversely affected if those relationships became impaired.

  •
  Our relationship with Farm Bureau organizations could result in conflicts of interests.

  •
  Changes in federal tax laws may affect sales of our products and profitability.

  •
  Our ability to maintain competitive costs is dependent upon the level of new sales and persistency of existing business.

  •
  If we are unable to attract and retain agents, sales of our products and services may be reduced.

  •
  Attracting and retaining employees who are key to our business is critical to our growth and success.

x

  •
  Success of our business depends in part on effective information technology systems and on continuing to develop and implement improvements.

  •
  We face risks relating to litigation, including the costs of such litigation, management distraction and the potential for damage awards, which may adversely impact our business.

        The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in FBL's most recent report on Form 10-K and other documents of the Company on file with or furnished to the SEC. Any forward-looking statements made in this Offer to Purchase are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by FBL will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, FBL or its business or operations. Except as required by law, FBL undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

INTRODUCTION

To the Shareholders of FBL Financial Group, Inc.:

        FBL Financial Group, Inc. (the "Company," "FBL," "we" or "us") invites its shareholders to tender their Class A Common Stock of the Company, without par value (the "Shares"), for purchase by us. Upon the terms and subject to the conditions of this Offer to Purchase and the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the "Offer"), we are offering to purchase up to $140,000,000 of Shares pursuant to (1) auction tenders at prices specified by the tendering shareholders of not greater than $35.00 nor less than $33.00 per Share ("Auction Tenders"), or (2) purchase price tenders ("Purchase Price Tenders"). Shareholders who wish to tender Shares without specifying a price at which such Shares may be purchased by the Company should make a Purchase Price Tender, which will maximize the chances that their Shares will be purchased pursuant to the Offer. Under a Purchase Price Tender, Shares will be purchased, upon the terms and subject to the conditions of the Offer, at the Purchase Price (as defined below) determined as provided herein. Shareholders who properly tender Shares without specifying whether they are making an Auction Tender or a Purchase Price Tender will be deemed to have made a Purchase Price Tender.

        On February 26, 2012, the Company entered into a repurchase agreement (the "Repurchase Agreement") with Iowa Farm Bureau Federation ("IFBF"), the owner of 15,398,974 Shares (representing 52.2% of the outstanding Shares) pursuant to which the Company agreed to purchase up to an aggregate of 1,000,000 Shares from IFBF at the Purchase Price (the "Share Repurchase"). The Share Repurchase is scheduled to close on the eleventh business day following the expiration of the Offer. The aggregate number of Shares to be repurchased under the Repurchase Agreement will be proportionately reduced in the event that the Company purchases less than the maximum number of Shares that it is able to purchase at the Purchase Price pursuant to the terms of the Offer. The transactions contemplated by the Repurchase Agreement are conditioned upon, among other matters, the Company purchasing Shares in the Offer in accordance with this Offer to Purchase. IFBF desired to participate in the Offer but did not wish to participate to the full extent of its pro rata ownership in the Company. As a result, a Special Committee of our Board of Directors, in consultation with IFBF, determined that a reasonable approach to allow IFBF to participate in the share repurchase transactions was to have IFBF agree in advance of the public announcement of the Offer to sell a specified number of Shares to us following the completion of the Offer at the Purchase Price, subject to proration if the Offer was not fully subscribed.

        The foregoing description of the Repurchase Agreement, as well as any description of the Repurchase Agreement elsewhere in this Offer to Purchase, is a summary of the material terms of the Repurchase Agreement and such summary is qualified in its entirety by reference to the full text of the Repurchase Agreement, which is filed as Exhibit 10.1 to the Current Report on Form 8-K filed by FBL with the Securities and Exchange Commission (the "SEC") on February 27, 2012 and incorporated herein by reference.

        If the Offer is fully subscribed, the completion of the Offer and the Share Repurchase will result in the repurchase by FBL of between $173,000,000 and $175,000,000 of Shares in the aggregate. If the Offer is fully subscribed at a Purchase Price of $35.00, the maximum Purchase Price pursuant to the Offer, the completion of the Offer and the Share Repurchase will result in the repurchase by FBL of 5,000,000 Shares. If the Offer is fully subscribed at a Purchase Price of $33.00, the minimum Purchase Price pursuant to the Offer, the completion of the Offer and the Share Repurchase will result in the repurchase by FBL of 5,242,424 Shares in the aggregate.

        If the Offer is fully subscribed at a Purchase Price of $35.00, the maximum Purchase Price pursuant to the Offer, following the completion of the Share Repurchase, IFBF's ownership percentage will increase to 58.7% of the then-outstanding Shares. If the Offer is fully subscribed at a Purchase Price of $33.00, the minimum Purchase Price pursuant to the Offer, following the completion of the Share Repurchase, IFBF's ownership percentage will increase to 59.3% of the then-outstanding Shares. Because a portion of its Shares are being purchased under the Repurchase Agreement, IFBF has agreed not to tender Shares in the Offer pursuant to the Repurchase Agreement.

        In addition, each of the Company's managed affiliates, Farm Bureau Property & Casualty Insurance Company ("FBP&C"), which owns 727,262 Shares (representing 2.5% of the outstanding Shares), and Western Agricultural Insurance Company ("WAG"), which owns 167,084 Shares (representing 0.6% of the outstanding Shares), have informed the Company regarding its intent with respect to the Offer. FBP&C informed the Company that it intends to a portion of its Shares pursuant to the Offer. WAG informed the Company that it intends to tender a portion of its Shares pursuant to the Offer.

        In addition to the Shares owned by IFBF, IFBF owns 761,855 shares of Class B common stock, without par value, of FBL (the "Class B Shares") and 5,000,000 shares of Series B preferred stock, without par value, of FBL (the "Series B Preferred Shares"). In addition to the Shares owned by FBP&C, FBP&C owns 213,590 Class B

Shares. In addition to the Shares owned by WAG, WAG owns 25,400 Class B Shares. Each outstanding share of our common stock is entitled to one vote per share on each matter submitted to the vote of shareholders, except in the election of directors. The Shares, together with the Series B Preferred Shares, vote for the election of Class A directors, and the Class B Shares vote for the election of Class B directors. The Series B Preferred Shares are entitled to two votes per share. The Class B Shares are subject to certain transfer restrictions in a Class B Stockholders' Agreement. If Class B Shares are sold to a person or entity not affiliated with the American Farm Bureau Federation, such shares will automatically convert to Shares. In addition, Class B Shares may be converted into Shares at the option of the holder of Class B Shares.

        The Offer will expire on March 27, 2012, at 5:00 p.m., New York City time, unless the Offer is extended or withdrawn (such date, as it may be extended, the "Expiration Date").

        Promptly after the Expiration Date, assuming the conditions to the Offer have been satisfied or waived, we will determine a single price per Share (the "Purchase Price"), which will be not more than $35.00 and not less than $33.00 per Share, that we will pay, subject to proration, for Shares properly tendered in the Offer and not properly withdrawn, and accepted for purchase, taking into account the number of Shares tendered pursuant to Auction Tenders and Purchase Price Tenders and the prices specified by shareholders tendering Shares pursuant to Auction Tenders. Shares properly tendered pursuant to Purchase Price Tenders will be deemed to have been tendered at a price of $33.00 per Share for purposes of determining the Purchase Price (which is the minimum price per Share pursuant to the Offer). The Purchase Price will be the lowest price per Share of not more than $35.00 and not less than $33.00 per Share at which Shares have been properly tendered or have been deemed to be tendered in the Offer that will enable us to purchase the maximum number of Shares properly tendered in the Offer and not properly withdrawn, having an aggregate purchase price not exceeding $140,000,000. Shares properly tendered pursuant to an Auction Tender will only be taken up if the price specified in the Auction Tender is equal to or less than the Purchase Price.

        All Shares purchased pursuant to the Offer will be purchased at the same Purchase Price regardless of whether the shareholder tendered at a lower price. However, because of the "odd lot" priority, proration and conditional tender provisions described in this Offer to Purchase, all of the Shares tendered at or below the Purchase Price may not be purchased if more than the number of Shares we seek are properly tendered and not properly withdrawn.

        Only Shares properly tendered at prices at or below the Purchase Price, and not properly withdrawn, will be eligible to be purchased. Shares tendered but not purchased pursuant to the Offer will be returned promptly following the Expiration Date. See Sections 3 and 4.

        Shareholders must complete, among other items, the section of the Letter of Transmittal relating to the price at which they are tendering Shares in order to properly tender Shares. Shareholders who properly tender Shares without specifying whether they are making an Auction Tender or a Purchase Price Tender will be deemed to have made a Purchase Price Tender. Any shareholder who wishes to tender Shares at more than one price must complete a separate Letter of Transmittal for each price at which Shares are being tendered. See Section 3.

        THE OFFER IS NOT CONDITIONED UPON OBTAINING FINANCING OR ANY MINIMUM NUMBER OF SHARES BEING TENDERED. THE OFFER IS, HOWEVER, SUBJECT TO A NUMBER OF OTHER TERMS AND CONDITIONS. SEE SECTION 7.

        WHILE OUR BOARD OF DIRECTORS, INCLUDING A SPECIAL COMMITTEE THEREOF COMPOSED OF THREE INDEPENDENT DIRECTORS, HAS AUTHORIZED THE OFFER, IT HAS NOT, NOR HAS THE SPECIAL COMMITTEE, THE COMPANY, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY (EACH DEFINED BELOW) MADE, OR IS MAKING, ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR SHARES OR AS TO THE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER YOUR SHARES. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH YOU WILL TENDER THEM. IN DOING SO, YOU SHOULD READ CAREFULLY THE INFORMATION IN OR INCORPORATED BY REFERENCE IN THIS OFFER TO PURCHASE AND IN THE RELATED LETTER OF TRANSMITTAL, INCLUDING THE PURPOSES AND EFFECTS OF THE OFFER. SEE SECTION 2. YOU ARE URGED TO DISCUSS YOUR DECISION WITH YOUR OWN TAX ADVISOR, FINANCIAL ADVISOR AND/OR BROKER.

        Upon the terms and subject to the conditions of the Offer, if the number of Shares properly tendered at or below the Purchase Price and not properly withdrawn prior to the Expiration Date would result in an aggregate purchase price of more than $140,000,000, we will purchase Shares:

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  First, from all holders of "odd lots" of less than 100 Shares who properly tender all of their Shares at or below the Purchase Price, and do not properly withdraw them prior to the Expiration Date;

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  Second, from all other shareholders who properly tender Shares at or below the Purchase Price, on a pro rata basis, with appropriate adjustments to avoid the purchase of fractional Shares (except for shareholders who tendered Shares conditionally for which the condition was not satisfied), until we have purchased Shares resulting in an aggregate purchase price of $140,000,000; and

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  Third, only if necessary to permit us to purchase Shares resulting in an aggregate purchase price of $140,000,000, from holders who properly tender Shares, at or below the Purchase Price conditionally (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, shareholders whose Shares are conditionally tendered must have properly tendered and not properly withdrawn all of their Shares prior to the Expiration Date. See Sections 1 and 6.

        Because of the "odd lot" priority, proration and conditional tender provisions described above, we may not purchase all of the Shares that you tender even if you tender them at or below the Purchase Price. See Section 1.

        The Purchase Price will be paid in cash, less any applicable withholding taxes and without interest, to tendering shareholders for all Shares purchased. Tendering shareholders who hold Shares registered in their own name and who tender their Shares directly to the Depositary will not be obligated to pay brokerage commissions, solicitation fees or, except as set forth in Section 5 hereof, stock transfer taxes on the purchase of Shares by us pursuant to the Offer. Shareholders holding Shares in a brokerage account or otherwise through a broker, dealer, commercial bank, trust company or other nominee are urged to consult their broker, dealer, commercial bank, trust company or other nominee to determine whether any charges may apply if shareholders tender Shares through such nominees and not directly to the Depositary. See Section 3.

        Also, any tendering shareholder or other payee who is a U.S. Holder (as defined in Section 14) and who fails to timely complete, sign and return to the Depositary the IRS Form W-9 included with the Letter of Transmittal (or such other IRS form as may be applicable) may be subject to U.S. federal backup withholding tax on the gross proceeds paid to the U.S. Holder pursuant to the Offer. See Section 3. Also, see Section 14 regarding certain U.S. federal income tax consequences of the Offer.

        Holders of vested but unexercised options to purchase Shares under our share-based compensation plans may exercise such options in accordance with the terms of our share-based compensation plans and the Company's policies and practices, and tender the Shares received upon such exercise in accordance with the Offer. Pursuant to the terms of the Company's insider trading policy, a "blackout period," which restricts transactions in the Company's securities by a director, officer or certain employees of the Company, begins 10 calendar days before the end of each calendar quarter. Pursuant to Rule 13e-4(f)(8) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Offer is required to be open to all holders of the Shares. Accordingly, because the Expiration Date of the Offer will occur during such a "blackout period," the Company's Board of Directors and the Audit Committee thereof have waived the Company's insider trading policy with respect to its directors, officers and applicable employees (and all other Company policies, guidelines or codes incorporating the insider trading policy, including the Code of Business Ethics and Conduct and the Code of Ethics) solely to allow directors, officers and applicable employees to tender their Shares pursuant to the Offer and to allow directors, officers and applicable employees who are holders of vested but unexercised options to exercise such options in order to tender Shares issued upon such exercise pursuant to the Offer. Holders of restricted stock may not tender such restricted Shares in the Offer unless and until such Shares have vested and the restrictions on such Shares have lapsed. Tenders of deferred stock units and cash settled restricted stock units will not be accepted. See Sections 3 and 11.

        We will pay the reasonable fees and expenses incurred in connection with the Offer by Computershare Shareowner Services LLC, the Depositary for the Offer, Raymond James & Associates Inc., the Dealer Manager for the Offer, and Innisfree M&A Incorporated, the Information Agent for the Offer. See Section 16.

        As of February 24, 2012, there were 29,522,246 Shares issued and outstanding. The maximum of 4,242,424 Shares that we are offering to purchase pursuant to the Offer represents approximately 14.4% of the total number of Shares issued and outstanding as of February 24, 2012. Assuming the Offer is fully subscribed, the minimum of

4,000,000 Shares that we are offering to purchase pursuant to the Offer represents approximately 13.5% of the total number of Shares issued and outstanding as of February 24, 2012. See Section 1.

        The Shares are listed on the New York Stock Exchange (the "NYSE") and trade under the symbol "FFG." On February 24, 2012, the last full trading day before the announcement of the Offer, the reported closing price of the Shares on the NYSE was $32.97 per Share. You are urged to obtain current market quotations for the Shares before deciding whether, and at what price or prices, to tender your Shares pursuant to the Offer. See Section 8.

        References in this Offer to Purchase to "dollars" and "$" are to the lawful currency of the United States of America.

THE OFFER

1.  Number of Shares; Purchase Price; Proration.

        General.    Promptly after the Expiration Date, assuming the conditions to the Offer have been satisfied or waived, we will determine a single Purchase Price (which will be not more than $35.00 and not less than $33.00 per Share) that we will pay, subject to proration, for Shares properly tendered in the Offer and not properly withdrawn, and accepted for purchase, taking into account the number of Shares tendered pursuant to Auction Tenders and Purchase Price Tenders and the prices specified by shareholders tendering Shares pursuant to Auction Tenders. Shares tendered pursuant to Purchase Price Tenders will be deemed to have been tendered at a price of $33.00 per Share for purposes of determining the Purchase Price (which is the minimum price per Share pursuant to the Offer). The Purchase Price will be the lowest price per Share of not more than $35.00 and not less than $33.00 per Share at which Shares have been tendered or have been deemed to be tendered in the Offer that will enable FBL to purchase the maximum number of tendered Shares having an aggregate purchase price not exceeding $140,000,000. Shares properly tendered pursuant to an Auction Tender will only be taken up if the price specified in the Auction Tender is equal to or less than the Purchase Price. Shareholders who properly tender Shares without specifying whether they are making an Auction Tender or a Purchase Price Tender will be deemed to have made a Purchase Price Tender.

        Promptly after determining the Purchase Price, FBL will publicly announce the Purchase Price and all shareholders who have properly tendered and not properly withdrawn their Shares pursuant to Auction Tenders at prices equal to or less than the Purchase Price or pursuant to Purchase Price Tenders will receive the Purchase Price, payable in cash, without interest, but subject to applicable withholding taxes, for all Shares purchased upon the terms and subject to the conditions of the Offer, including the provisions relating to "odd lot" priority, proration and conditional tender described below.

        In accordance with the rules of the SEC, we may increase the number of Shares accepted for payment in the Offer by no more than 2% of the outstanding Shares without amending or extending the Offer. However, if we purchase an additional number of Shares in excess of 2% of the outstanding Shares, we will amend and extend the Offer in compliance with applicable law.

        On February 26, 2012, the Company entered into the Repurchase Agreement with IFBF, the owner of 15,398,974 Shares (representing 52.2% of the outstanding Shares) pursuant to which the Company agreed to purchase up to an aggregate of 1,000,000 Shares from IFBF at the Purchase Price. The Share Repurchase is scheduled to close on the eleventh business day following the expiration of the Offer. The aggregate number of Shares to be repurchased under the Repurchase Agreement will be proportionately reduced in the event that the Company purchases less than the maximum number of Shares that it is able to purchase at the Purchase Price pursuant to the terms of the Offer. The transactions contemplated by the Repurchase Agreement are conditioned upon, among other matters, the Company purchasing Shares in the Offer in accordance with this Offer to Purchase. IFBF desired to participate in the Offer but did not wish to participate to the full extent of its pro rata ownership in the Company. As a result, a Special Committee of our Board of Directors, in consultation with IFBF, determined that a reasonable approach to allow IFBF to participate in the share repurchase transactions was to have IFBF agree in advance of the public announcement of the Offer to sell a specified number of Shares to us following the completion of the Offer at the Purchase Price, subject to proration if the Offer was not fully subscribed.

        If the Offer is fully subscribed, the completion of the Offer and the Share Repurchase will result in the repurchase by FBL of between $173,000,000 and $175,000,000 of Shares in the aggregate. If the Offer is fully subscribed at a Purchase Price of $35.00, the maximum Purchase Price pursuant to the Offer, the completion of the Offer and the Share Repurchase will result in the repurchase by FBL of 5,000,000 Shares. If the Offer is fully subscribed at a Purchase Price of $33.00, the minimum Purchase Price pursuant to the Offer, the completion of the Offer and the Share Repurchase will result in the repurchase by FBL of 5,242,424 Shares in the aggregate.

        If the Offer is fully subscribed at a Purchase Price of $35.00, the maximum Purchase Price pursuant to the Offer, following the completion of the Share Repurchase, IFBF's ownership percentage will increase to 58.7% of the then-outstanding Shares. If the Offer is fully subscribed at a Purchase Price of $33.00, the minimum Purchase Price pursuant to the Offer, following the completion of the Share Repurchase, IFBF's ownership percentage will increase to 59.3% of the then-outstanding Shares. Because a portion of its Shares are being purchased under the Repurchase Agreement, IFBF has agreed not to tender Shares in the Offer pursuant to the Repurchase Agreement.

        In addition, each of the Company's managed affiliates, FBP&C, which owns 727,262 Shares (representing 2.5% of the outstanding Shares), and WAG, which owns 167,084 Shares (representing 0.6% of the outstanding Shares), have informed the Company regarding its intent with respect to the Offer. FBP&C informed the Company that it intends to tender a portion of its Shares pursuant to the Offer. WAG informed the Company that it intends to tender a portion of its Shares pursuant to the Offer.

        In addition to the Shares owned by IFBF, IFBF owns 761,855 Class B Shares and 5,000,000 Series B Preferred Shares. In addition to the Shares owned by FBP&C, FBP&C owns 213,590 Class B Shares. In addition to the Shares owned by WAG, WAG owns 25,400 Class B Shares. Each outstanding share of our common stock is entitled to one vote per share on each matter submitted to the vote of shareholders, except in the election of directors. The Shares, together with the Series B Preferred Shares, vote for the election of Class A directors, and the Class B Shares vote for the election of Class B directors. The Series B Preferred Shares are entitled to two votes per share. The Class B Shares are subject to certain transfer restrictions in a Class B Stockholders' Agreement. If Class B Shares are sold to a person or entity not affiliated with the American Farm Bureau Federation, such shares will automatically convert to Shares. In addition, Class B Shares may be converted into Shares at the option of the holder of Class B Shares.

        Shareholders properly tendering Shares pursuant to Auction Tenders at $33.00 per Share (the minimum purchase price pursuant to the Offer) and shareholders properly tendering Shares pursuant to Purchase Price Tenders can reasonably expect to have such Shares purchased at the Purchase Price if any Shares are purchased pursuant to the Offer (subject to provisions relating to "odd lot" priority, proration and conditional tender described below).

        Shares acquired pursuant to the Offer will be acquired by FBL free and clear of all liens, charges, encumbrances, security interests, claims, restrictions and equities whatsoever, together with all rights and benefits arising therefrom, provided that any dividends or distributions which may be declared, paid, issued, distributed, made or transferred on or in respect of such Shares to shareholders of record on or prior to the date on which the Shares are taken up and paid for pursuant to the Offer shall be for the account of such shareholders. See Section 8.

        The Offer is not conditioned upon obtaining financing or any minimum number of Shares being tendered. The Offer is, however, subject to a number of other terms and conditions. See Section 7.

        Priority of Purchases.    Upon the terms and subject to the conditions of the Offer, if the number of Shares properly tendered at or below the Purchase Price and not properly withdrawn prior to the Expiration Date would result in an aggregate purchase price of more than $140,000,000:

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  First, we will purchase all Shares tendered by any Odd Lot Holder (as defined below) who:

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  properly tenders and does not properly withdraw all Shares owned beneficially or of record by the Odd Lot Holder at a price at or below the Purchase Price (tenders of less than all of the Shares owned by an Odd Lot Holder will not qualify for this preference); and

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  completes the box entitled "Odd Lots" in the Letter of Transmittal or, in the case of a book-entry transfer, an Agent's Message (as defined below), and, if applicable, in the Notice of Guaranteed Delivery.

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  Second, subject to the conditional tender provisions described in Section 6, we will purchase all other Shares properly tendered and not properly withdrawn, at prices at or below the Purchase Price, on a pro rata basis, with appropriate adjustments to avoid purchases of fractional Shares, as described below, until we have purchased Shares resulting in an aggregate purchase price of $140,000,000.

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  Third, only if necessary to permit us to purchase Shares resulting in an aggregate purchase price of $140,000,000, Shares conditionally tendered at or below the Purchase Price (for which the condition was not initially satisfied) and not properly withdrawn prior to the Expiration Date, will, to the extent feasible, be selected for purchase by random lot. To be eligible for purchase by random lot, shareholders whose Shares are conditionally tendered must have properly tendered and not properly withdrawn all of their Shares prior to the Expiration Date.

        As a result of the foregoing priorities applicable to the purchase of Shares tendered, it is possible that all of the Shares that a shareholder tenders in the Offer at or below the Purchase Price may not be purchased. In addition, if a tender is conditioned upon the purchase of a specified number of Shares, it is possible that none of those Shares will be purchased.

        Odd Lots.    The term "Odd Lots" means all Shares properly tendered prior to the Expiration Date at prices at or below the Purchase Price and not properly withdrawn by any person who owned, beneficially or of record, a total of fewer than 100 Shares and so certified in the appropriate place on the Letter of Transmittal and, if applicable, on the Notice of Guaranteed Delivery (an "Odd Lot Holder"). To qualify for this preference, an Odd Lot Holder must tender all Shares owned by the Odd Lot Holder in accordance with the procedures described in Section 3. Odd Lots will be accepted for payment before any proration of the purchase of other tendered Shares. This preference is not available to partial tenders or to beneficial or record holders of 100 or more Shares in the aggregate, even if these holders have separate accounts or certificates representing fewer than 100 Shares. By tendering in the Offer, an Odd Lot Holder who holds Shares in his or her name and tenders such Shares directly to the Depositary would not only avoid the payment of brokerage commissions, but also would avoid any applicable odd lot discounts in a sale of the holder's Shares. Any Odd Lot Holder wishing to tender all of his or her Shares pursuant to the Offer should complete the box entitled "Odd Lots" in the Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery.

        Proration.    If proration of tendered Shares is required, we will determine the proration factor promptly following the Expiration Date. Subject to adjustment to avoid the purchase of fractional Shares and subject to conditional tenders described in Section 6, proration for each shareholder tendering Shares (other than Odd Lot Holders) at or below the Purchase Price, will be based on the ratio of the number of Shares properly tendered and not properly withdrawn by the shareholder to the total number of Shares properly tendered and not properly withdrawn by all shareholders (other than Odd Lot Holders). Because of the difficulty in determining the number of Shares properly tendered and not properly withdrawn, and because of the Odd Lot procedure described above and the conditional tender procedure described in Section 6, we do not expect that we will be able to announce the final proration factor or commence payment for any Shares purchased pursuant to the Offer until up to five business days after the Expiration Date. The preliminary results of any proration will be announced by press release promptly after the Expiration Date. After the Expiration Date, shareholders may obtain preliminary proration information from the Information Agent and also may be able to obtain the information from their brokers.

        As described in Section 14, the number of Shares that we will purchase from a shareholder pursuant to the Offer may affect the U.S. federal income tax consequences of the purchase to the shareholder and, therefore, may be relevant to a shareholder's decision whether or not to tender Shares and whether or not to condition any tender upon our purchase of a stated number of Shares held by such shareholder. The Letter of Transmittal affords each shareholder who tenders Shares registered in such shareholder's name directly to the Depositary the opportunity to designate the order of priority in which Shares tendered are to be purchased in the event of proration as well as the ability to condition such tender on a minimum number of Shares being purchased. See Section 6.

        This Offer to Purchase and the related Letter of Transmittal will be mailed to record holders of the Shares and will be furnished to brokers, dealers, commercial banks, trust companies and other nominees and similar persons whose names, or the names of whose nominees, appear on FBL's shareholder list or, if applicable, who are listed as participants in a clearing agency's security position listing for subsequent transmittal to beneficial owners of Shares.

2.  Purpose of the Offer; Certain Effects of the Offer.

        On October 6, 2011, the Company entered into a stock purchase agreement (the "Agreement") by and among the Company and certain controlled affiliates of Guggenheim Partners, LLC (the "Guggenheim Purchasers"). Under the terms of the Agreement, the Guggenheim Purchasers agreed to acquire all of the common stock of the Company's subsidiary, EquiTrust Life Insurance Company, an Iowa domiciled insurance company ("EquiTrust").

        On October 7, 2011, the Company announced that its Board of Directors approved share repurchase transactions aggregating $200.0 million. The Offer and the Share Repurchase are part of the Company's ongoing program to return capital to shareholders through share repurchases or other means. Since the repurchase plan was approved, the Company has acquired $13.7 million of Shares.

        On December 30, 2011, the Company completed the sale of EquiTrust to one of the Guggenheim Purchasers in an all-cash transaction with initial sale proceeds of $471.4 million, subject to post-closing purchase price adjustments. In conjunction with the closing, the Company satisfied and discharged (1) the indenture, dated as of April 12, 2004, between the Company and Deutsche Bank Trust Company Americas, as trustee, relating to the Company's 5.85% Senior Notes due 2014, and (2) the indenture, dated as of March 12, 2007, between the Company and Commerce Bank, as successor trustee to LaSalle Bank National Association, as trustee, relating to the Company's 5.875% Senior Notes due 2017. Additionally, in conjunction with the closing, the Company redeemed $50 million of the Company's 6.10% Senior Notes due 2015 that were held by FBP&C. Each of FBP&C and IFBF owns $25 million principal amount of the Company's 6.10% Senior Notes due 2015.

        Following such transactions, the Board of Directors considered a range of possible alternative uses for our excess capital, including retaining all of the capital to provide for future growth, an increase in the ordinary common share dividend, a special dividend payable to all shareholders, open market share repurchases, a tender offer to all shareholders, or a combination of the preceding uses. In considering the share repurchase program, the Offer and the Share Repurchase, the Board of Directors reviewed, with the assistance of management, the Company's results of operations, financial position and capital requirements, general business conditions, legal, tax, regulatory, rating agency and contractual constraints or restrictions and other factors the Board of Directors deemed relevant.

        In light of IFBF's significant holdings in the Company as well as IFBF's, FBP&C's and WAG's relationships with the Company, the Board of Directors formed a special committee of three independent directors, Roger Brooks, Robert Hanson and Ed Mehrer (the "Special Committee"), to work with management to evaluate the Offer, including the financial terms thereof, to work with management to negotiate with IFBF regarding the terms of the Repurchase Agreement and to make a recommendation to the Board of Directors with respect the Offer. The members of the Special Committee will each receive a fee of $1,000 per meeting of the Special Committee. Certain directors and officers of the Company are also directors and officers of IFBF, FBP&C and WAG, but have recused themselves from the decisionmaking process of each of IFBF, FBP&C and WAG in regards to the Share Repurchase and the Offer. See Section 11.

        Following such review, management, the Board of Directors and the Special Committee each believe that the Offer and the Share Repurchase are prudent uses of the Company's financial resources and an efficient way to return capital to shareholders who wish to receive cash for all or a portion of their Shares, especially in light of the relative illiquidity of the Shares in the public trading market. The Offer provides shareholders with an opportunity to obtain liquidity with respect to all or a portion of their Shares, without the usual transaction costs associated with market sales.

        After completing the Offer and the Share Repurchase, we may consider various forms of share repurchases, including open market purchases, tender offers and/or accelerated share repurchases after taking into account the results of the Offer and the Share Repurchase, our results of operations, financial position and capital requirements, general business conditions, legal, tax, regulatory, rating agency and contractual constraints or restrictions and other factors our Board of Directors deems relevant.

        WHILE OUR BOARD OF DIRECTORS, INCLUDING A SPECIAL COMMITTEE THEREOF COMPOSED OF THREE INDEPENDENT DIRECTORS, HAS AUTHORIZED THE OFFER, IT HAS NOT, NOR HAS THE SPECIAL COMMITTEE, THE COMPANY, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY MADE, OR IS MAKING, ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR SHARES OR AS TO THE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER YOUR SHARES. WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH YOU WILL TENDER THEM. IN DOING SO, YOU SHOULD READ CAREFULLY THE INFORMATION IN OR INCORPORATED BY REFERENCE IN THIS OFFER TO PURCHASE AND IN THE RELATED LETTER OF TRANSMITTAL, INCLUDING THE PURPOSES AND EFFECTS OF THE OFFER. YOU ARE URGED TO DISCUSS YOUR DECISION WITH YOUR OWN TAX ADVISOR, FINANCIAL ADVISOR AND/OR BROKER.

        Shareholders who do not tender their Shares in the Offer and shareholders who otherwise retain an equity interest in the Company as a result of a partial tender of Shares or proration will continue to be owners of the Company. As a result, if we complete the Offer and the Share Repurchase, those shareholders will realize an automatic increase in their relative ownership interest in the Company and also will bear the attendant risks associated with owning the Shares. Shareholders may be able to sell non-tendered Shares in the future at a net price significantly higher or lower than the Purchase Price pursuant to the Offer. We can give no assurance as to the price at which a shareholder may be able to sell its Shares in the future. On the other hand, Shares tendered and accepted for payment and paid for will no longer entitle the former owners to participate in the performance of the Company as evidenced by any Share price appreciation (or depreciation) and any payment of dividends and distributions on the Shares.

        The Offer will reduce our "public float" (the number of Shares owned by non-affiliated shareholders and available for trading in the securities markets), and is likely to reduce the number of our shareholders.

        Certain of our directors and executive officers have informed us that they intend to tender a portion of their Shares in the Offer. For the directors and executive officers that do intend to tender, the amount of Shares tendered will depend on the individual's facts and circumstances. The Offer will increase the proportional holdings of our directors and executive officers that do not tender their Shares into the Offer. After expiration or termination of the Offer, our directors and executive officers may, subject to applicable law and applicable policies and practices of the Company, sell their Shares from time to time in open market transactions at prices that may be more or less favorable than the Purchase Price to be paid to our shareholders in the Offer. Pursuant to the terms of the Company's insider trading policy, a "blackout period," which restricts transactions in the Company's securities by a director, officer or certain employees of the Company, begins 10 calendar days before the end of each calendar quarter. Pursuant to Rule 13e-4(f)(8) promulgated under the Exchange Act, the Offer is required to be open to all holders of the Shares. Accordingly, because the Expiration Date of the Offer will occur during such a "blackout period," the Company's Board of Directors and the Audit Committee thereof have waived the Company's insider trading policy with respect to its directors, officers and applicable employees (and all other Company policies, guidelines or codes incorporating the insider trading policy, including the Code of Business Ethics and Conduct and the Code of Ethics) solely to allow directors, officers and applicable employees to tender their Shares pursuant to the Offer and to allow directors, officers and applicable employees who are holders of vested but unexercised options to exercise such options in order to tender Shares issued upon such exercise pursuant to the Offer.

        Because a portion of its Shares are being purchased under the Repurchase Agreement, IFBF has agreed not to tender Shares in the Offer pursuant to the Repurchase Agreement. FBP&C informed the Company that it intends to tender a portion of its Shares pursuant to the Offer. WAG informed the Company that it intends to tender a portion of its Shares pursuant to the Offer. A decision to tender Shares pursuant to the Offer is dependent on market and other factors, and is subject to change. See Section 11.

        Based on the published guidelines of the NYSE and the conditions of the Offer, we believe that our purchase of up to $140,000,000 of Shares pursuant to the Offer and the Share Repurchase will not result in delisting of the remaining Shares on the NYSE. The Shares are registered under the Exchange Act, which requires, among other things, that we furnish certain information to our shareholders and the SEC and comply with the SEC's proxy rules in connection with meetings of our shareholders. We believe that our purchase of Shares pursuant to the Offer and the Share Repurchase will not result in the Shares becoming eligible for termination of registration under the Exchange Act. The Offer is conditioned upon, among other things, our having determined that the consummation of the Offer and the Share Repurchase will not cause the Shares to be delisted from the NYSE or to be eligible for deregistration under the Exchange Act. See Section 7.

        Shares we acquire pursuant to the Offer will be cancelled and will no longer be outstanding.

        The accounting for the purchase of Shares pursuant to the Offer and the Share Repurchase will result in a reduction of our shareholders' equity in an amount equal to the aggregate purchase price of the Shares we purchase and a corresponding reduction in total cash and investments.

        Our Shares are currently "margin securities" under the rules of the Federal Reserve Board. This has the effect, among other things, of allowing brokers to extend credit to their customers using the Shares as collateral. We believe that, following the purchase of Shares pursuant to the Offer, the Shares will continue to be "margin securities" for purposes of the Federal Reserve Board's margin regulations.

        Except as disclosed or incorporated by reference in this Offer to Purchase, FBL currently has no plans, proposals or negotiations underway that relate to or would result in:

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  any extraordinary transaction, such as a merger, reorganization or liquidation, involving FBL or any of its subsidiaries;

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  any purchase, sale or transfer of a material amount of assets of FBL or any of its subsidiaries;

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  any material change in the present dividend rate or policy, or indebtedness or capitalization of FBL;

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  any change in the present Board of Directors or management of FBL, including, but not limited to, any plans or proposals to change the number or the term of directors or to fill any existing vacancies on the Board of Directors or to change any material term of the employment contract of any executive officer;

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  any other material change in FBL's corporate structure or business;

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  any class of equity securities of FBL becoming eligible for termination of registration under Section 12(g)(4) of the Exchange Act or ceasing to be authorized for listing on the NYSE;

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  the suspension of FBL's obligation to file reports under Section 15(d) of the Exchange Act;

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  the acquisition by any person of additional securities of FBL, or the disposition by any person of securities of FBL, other than purchases pursuant to outstanding options to purchase Shares or the acquisition of restricted stock, deferred stock units and cash settled restricted stock units granted to certain employees (including directors and officers); or

  •
  any changes in FBL's Restated Articles of Incorporation or Second Amended and Restated Bylaws or other governing instruments or other actions that could impede the acquisition of control of FBL.

        Although we do not currently have any plans, other than as disclosed or incorporated by reference in this Offer to Purchase, that relate to or would result in any of the events discussed above, as we evaluate opportunities, we may undertake or plan actions that relate to or could result in one or more of these events. We reserve the right to change our plans and intentions at any time as we deem appropriate.

3.  Procedures for Tendering Shares.

        Proper Tender of Shares.    For Shares to be tendered properly in the Offer:

  •
  the certificates for the Shares, or confirmation of receipt of the Shares pursuant to the procedure for book-entry transfer set forth below, together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile of the Letter of Transmittal, including any required signature guarantees, or an Agent's Message (as defined below) in the case of a book-entry transfer, and any other documents required by the Letter of Transmittal, must be received prior to the Expiration Date by the Depositary at its address set forth on the back cover page of this Offer to Purchase; or

  •
  the tendering shareholder must, prior to the Expiration Date, comply with the guaranteed delivery procedure set forth below.

        In accordance with Instructions 5 and 6 to the Letter of Transmittal, each shareholder desiring to tender Shares in the Offer must either check (1) one, and only one, of the boxes in the section of the Letter of Transmittal captioned "Auction Price Tender: Price (in Dollars) per Share at Which Shares are Being Tendered," indicating the price at which Shares are being tendered, or (2) the box in the section of the Letter of Transmittal captioned "Purchase Price Tender," in which case you will be deemed to have tendered your Shares at the minimum price of $33.00 per Share (YOU SHOULD UNDERSTAND THAT THIS ELECTION MAY CAUSE THE PURCHASE PRICE TO BE LOWER AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $33.00 PER SHARE). A tender of Shares will be proper only if, among other things, one, and only one, of these boxes is checked on the Letter of Transmittal. Shareholders who properly tender Shares without specifying whether they are making an Auction Tender or Purchase Price Tender will be deemed to have made a Purchase Price Tender.

        If tendering shareholders wish to maximize the chance that their Shares will be purchased, they should check the box in the section of the Letter of Transmittal captioned "Purchase Price Tender." Note that this election is deemed to be a tender of Shares at the minimum price of $33.00 per Share and could result in the tendered Shares being purchased at the minimum price of $33.00 per Share. See Section 8 for recent market prices for the Shares.

        If tendering shareholders wish to indicate a specific price (in increments of $0.25) at which their Shares are being tendered, they must check the box indicating such price in the section of the Letter of Transmittal captioned "Auction Price Tender: Price (in Dollars) per Share at Which Shares are Being Tendered." Tendering shareholders should be aware that this election could mean that none of their Shares will be purchased if the price selected by the shareholder is higher than the Purchase Price. A shareholder who wishes to tender Shares at more than one price must complete a separate Letter of Transmittal for each price at which Shares are being tendered. The same Shares cannot be tendered (unless previously properly withdrawn in accordance with the terms of the Offer) at more than one price. Separate notices of withdrawal (described in Section 4) are not required for each Letter of Transmittal unless each Letter of Transmittal tenders Shares at different prices; however, absent a notice of withdrawal, subsequent Letters of Transmittal do not revoke prior Letters of Transmittal. Shareholders may contact the Depositary for additional instructions.

        Shareholders holding Shares in a brokerage account or otherwise through a broker, dealer, commercial bank, trust company or other nominee, must contact their broker, dealer, commercial bank, trust company or other nominee in order to tender their Shares. Shareholders who hold Shares through nominee shareholders are urged to consult their nominees to determine whether any charges may apply if shareholders tender Shares through such nominees and not directly to the Depositary.

        Odd Lot Holders must tender all of their Shares and also complete the section entitled "Odd Lots" in the Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery, to qualify for the preferential treatment available to Odd Lot Holders as described in Section 1.

        Shareholders may tender Shares subject to the condition that all or a specified minimum number of Shares be purchased. Any shareholder desiring to make such a conditional tender should so indicate in the section entitled "Conditional Tender" in the Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery. It is the tendering shareholder's responsibility to determine the minimum number of Shares to be purchased. SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN INVESTMENT AND TAX ADVISORS WITH RESPECT TO THE EFFECT OF PRORATION OF THE OFFER AND THE ADVISABILITY OF MAKING A CONDITIONAL TENDER. See Sections 6 and 14.

        Signature Guarantees and Method of Delivery.    No signature guarantee is required if:

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  the Letter of Transmittal is signed by the registered holder of the Shares tendered and the holder has not completed either the box entitled "Special Delivery Instructions" or the box entitled "Special Payment Instructions" in the Letter of Transmittal; or

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  Shares are tendered for the account of a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program, the Stock Exchange Medallion Program, or an "eligible guarantor institution," as the term is defined in Rule 17Ad-15 promulgated under the Exchange Act (each of the foregoing constituting an "Eligible Institution").

        If a certificate for Shares is registered in the name of a person other than the person executing a Letter of Transmittal, or if payment is to be made, or Shares not purchased or tendered are to be issued to a person other than the registered holder of the certificate surrendered, then the tendered certificate must be endorsed or accompanied by an appropriate stock power, signed in either case exactly as the name of the registered holder appears on the certificate, with the signature guaranteed by an Eligible Institution.

        In all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of certificates for the Shares (or a timely confirmation of the book-entry transfer of the Shares into the Depositary's account at the Depository Trust Company ("DTC"), as described below), a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile of the Letter of Transmittal, including any required signature guarantees, or an Agent's Message (as defined below) in the case of a book-entry transfer, and any other documents required by the Letter of Transmittal.

        The method of delivery of all documents, including certificates for Shares, the Letter of Transmittal and any other required documents, including delivery through DTC, is at the sole election and risk of the tendering shareholder. Shares will be deemed delivered only when actually received by the Depositary (including, in the case of a book-entry transfer, by book-entry confirmation). If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

        Book-Entry Delivery.    The Depositary will establish an account with respect to the Shares for purposes of the Offer at DTC within two business days after the date of this Offer to Purchase, and any financial institution that is a participant in DTC's system may make book-entry delivery of the Shares by causing DTC to transfer those Shares into the Depositary's account in accordance with DTC's procedures for that transfer. Although delivery of Shares may be effected through a book-entry transfer into the Depositary's account at DTC, either (1) a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile of the Letter of Transmittal, with any required signature guarantees, or an Agent's Message, and any other required documents must, in any case, be transmitted to, and received by, the Depositary at one of its addresses set forth on the back cover page of this Offer to Purchase prior to the Expiration Date or (2) the guaranteed delivery procedure described below must be followed if book-entry transfer of the Shares cannot be effected prior to the Expiration Date.

        The confirmation of a book-entry transfer of Shares into the Depositary's account at DTC is referred to in this Offer to Purchase as a "book-entry confirmation." Delivery of documents to DTC in accordance with DTC's procedures will not constitute delivery to the Depositary.

        The term "Agent's Message" means a message transmitted by DTC to, and received by, the Depositary and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgement from the participant tendering Shares through DTC that such participant has received, and agrees to be bound by, the terms of the Letter of Transmittal and that FBL may enforce such agreement against that participant.

        Guaranteed Delivery.    If a shareholder desires to tender Shares in the Offer and the shareholder's Share certificates are not immediately available or cannot be delivered to the Depositary prior to the Expiration Date (or the procedures for book-entry transfer cannot be completed on a timely basis), or if time will not permit delivery of all required documents to the Depositary prior to the Expiration Date, the Shares may still be tendered if all of the following conditions are satisfied:

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  the tender is made by or through an Eligible Institution;

  •
  the Depositary receives by hand, mail, overnight courier or facsimile transmission, prior to the Expiration Date, a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form FBL has provided with this Offer to Purchase, including (where required) a signature guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery; and

  •
  the certificates for all tendered Shares, in proper form for transfer (or confirmation of book-entry transfer of the Shares into the Depositary's account at DTC), together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile of the Letter of Transmittal, or an Agent's Message in the case of a book-entry transfer, and any required signature guarantees and other documents required by the Letter of Transmittal, are received by the Depositary within three business days after the date of receipt by the Depositary of the Notice of Guaranteed Delivery.

        Shareholders may contact the Information Agent, the Dealer Manager or their broker for assistance. The contact information for the Information Agent and Dealer Manager is on the back cover page of this Offer to Purchase.

        Stock Options.    Options to purchase Shares cannot be tendered in the Offer. If you hold vested but unexercised options, you may exercise your options in accordance with the terms of our share-based compensation plans and the Company's policies and practices, and tender the Shares received upon such exercise in accordance with the Offer. Exercises of options cannot be revoked even if some or all of the Shares received upon the exercise thereof and tendered in the Offer are not purchased pursuant to the Offer for any reason. You should evaluate this Offer to Purchase carefully to determine if participation would be advantageous to you based on your stock option exercise prices, the expiration date of your options, the range of tender prices and the provisions for pro rata purchases by FBL described in Section 1. We urge optionholders to discuss the Offer with their own tax advisor, financial advisor and/or broker.

        Please be advised that it is the optionholder's responsibility to tender Shares in the Offer to the extent such holder wants to participate and it may be difficult to secure delivery of Shares issued pursuant to vested stock options in a time period sufficient to allow tender of those Shares prior to the Expiration Date. Accordingly, we suggest that you exercise your vested options and satisfy the exercise price for such Shares in accordance with the terms of the related stock option plan and option agreement and Company policies and practices at least four business days prior to the Expiration Date (which, unless the Offer is extended, means you should exercise your vested stock options and satisfy the related exercise price no later than 5:00 p.m., New York City time, on March 21, 2012).

        Restricted Stock.    Holders of restricted stock may not tender such restricted Shares in the Offer unless and until such Shares have vested and the restrictions on such Shares have lapsed. If such Shares have vested and the restrictions on such Shares have lapsed, you may tender some or all of such Shares in the Offer. See "—Proper Tender of Shares" above.

        Deferred Stock Units.    We are not offering to purchase deferred stock units as part of the Offer, and tenders of such deferred stock units will not be accepted.

        Cash Settled Restricted Stock Units.    We are not offering to purchase cash settled restricted stock units as part of the Offer, and tenders of such cash settled restricted stock units will not be accepted.

        401(k) Savings Plan.    Participants in the Farm Bureau 401(k) Savings Plan must follow the separate instructions that will be sent to plan participants. These instructions will require a plan participant who wishes to tender Shares held under the plan to complete and execute an instruction form provided with the separate instructions. For administrative reasons, the deadline for receipt of instruction forms for holders of Shares in the 401(k) Plan is 5:00 p.m., New York City time, on March 21, 2012, which is earlier than the Expiration Date of the Offer. Participants in the plan should confirm their deadlines by carefully reading the materials provided to them.

        Return of Unpurchased Shares.    If any tendered Shares are not purchased, or if less than all Shares evidenced by a shareholder's certificates are tendered, certificates for unpurchased Shares will be returned promptly after the expiration or termination of the Offer or the proper withdrawal of the Shares, or, in the case of Shares tendered by book-entry transfer at DTC, the Shares will be credited to the appropriate account maintained by the tendering shareholder at DTC, in each case without expense to the shareholder.

        U.S. Federal Backup Withholding Tax.    Under the U.S. federal backup withholding tax rules, unless an exemption applies under the applicable law and regulations, a portion of the gross proceeds payable to a tendering shareholder or other payee who is a U.S. Holder (as defined in Section 14) pursuant to the Offer must be withheld and remitted to the Internal Revenue Service (the "IRS"), unless the tendering shareholder or other payee provides its taxpayer identification number (employer identification number or social security number) to the Depositary (as payor) and certifies under penalties of perjury, among other things, that the number is correct. Therefore, each tendering shareholder that is a U.S. Holder should complete and sign the IRS Form W-9 included as part of the Letter of Transmittal so as to provide the information and certification necessary to avoid U.S. federal backup withholding tax, unless the shareholder otherwise establishes to the satisfaction of the Depositary that the shareholder is not subject to such backup withholding tax. If a U.S. Holder does not provide the Depositary with the correct taxpayer identification number, the U.S. Holder may be subject to penalties imposed by the IRS. If U.S. federal backup withholding tax results in an overpayment of taxes, a refund may be obtained from the IRS in accordance with its refund procedures.

        Certain "exempt recipients" (including, among others, all corporations and certain Non-U.S. Holders (as defined in Section 14)), are not subject to U.S. federal backup withholding tax. In order for a Non-U.S. Holder to qualify as an exempt recipient, that shareholder must submit an IRS Form W-8BEN, W-8IMY (with any required attachments), W-8ECI, or W-8EXP, as applicable (which may be obtained on the IRS website (www.irs.gov)), signed under penalties of perjury, attesting to that shareholder's exempt status. See Instruction 2 to the Letter of Transmittal.

        Information reporting to the IRS may also apply to proceeds from the Offer.

        Shareholders are urged to consult with their own tax advisor regarding information reporting and possible qualifications for exemption from U.S. federal backup withholding tax and the procedure for obtaining any applicable exemption.

        For a more complete discussion of certain U.S. federal income tax consequences to tendering shareholders, see Section 14.

        Determination of Validity; Rejection of Shares; Waiver of Defects; No Obligation to Give Notice of Defects.    All questions as to the number of Shares to be accepted, the Purchase Price to be paid for Shares to be accepted and the validity, form, eligibility, including time of receipt, and acceptance for payment of any tender of Shares will be determined by FBL, in its sole discretion and will be final and binding on all parties, except as finally determined in a subsequent judicial proceeding if FBL's determinations are challenged by shareholders. FBL reserves the absolute right to reject any or all tenders of any Shares that it determines are not in proper form or the acceptance for payment of or payment for which may, in the opinion of the Company's counsel, be unlawful. FBL also reserves the absolute right to waive any of the conditions of the Offer prior to the Expiration Date with respect to all tendered Shares. FBL also reserves the absolute right to waive any defect or irregularity in any tender with respect to any particular Shares, whether or not FBL waives similar defects or irregularities in the case of any other shareholder. No tender of Shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering shareholder or waived by FBL. FBL will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender of Shares. None of FBL, the Depositary, the Information Agent, the Dealer Manager or any other person will be obligated to give notice of any defects or irregularities in tenders, nor will any of them incur any liability for failure to give any such notice.

        Tendering Shareholder's Representation and Warranty; Our Acceptance Constitutes an Agreement.    It is a violation of Rule 14e-4 promulgated under the Exchange Act for a person acting alone or in concert with others, directly or indirectly, to tender Shares for such person's own account unless, at the time of tender and at the end of the proration period or period during which Shares are accepted by lot, such person has a "net long position" (i.e., more Shares held in long positions than in short positions) in (1) a number of Shares that is equal to or greater than the amount tendered and will deliver or cause to be delivered such Shares for the purpose of tendering to us within the period specified in the Offer or (2) other securities immediately convertible into, exercisable for or exchangeable into a number of Shares ("Equivalent Securities") that are equal to or greater than the number of Shares tendered and, upon the acceptance of such tender, will acquire such Shares by conversion, exchange, or exercise of such Equivalent Securities and will deliver or cause to be delivered such Shares so acquired for the purpose of tender to us within the period specified in the Offer. Rule 14e-4 also provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of Shares made pursuant to any method of delivery set forth herein will constitute the tendering shareholder's acceptance of the terms and conditions of the Offer, as well as the tendering shareholder's representation and warranty to us that (i) such shareholder has a "net long position" in a number of Shares or Equivalent Securities at least equal to the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act and (ii) such tender of Shares complies with Rule 14e-4 promulgated under the Exchange Act. Our acceptance for payment of Shares tendered in the Offer will constitute a binding agreement between the tendering shareholder and us upon the terms and subject to the conditions of the Offer.

        Lost or Destroyed Certificates.    If any certificate representing Shares has been lost or destroyed, the shareholder should promptly notify the Depositary at the phone number or address set forth on the back cover page of this Offer to Purchase. The shareholder will then be instructed as to the steps that must be taken in order to replace the certificate(s) or submit an affidavit of lost or destroyed certificate(s) and agreement of indemnity as set forth in Box 10 of the Letter of Transmittal. The Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed. Shareholders are requested to contact the Depositary immediately in order to permit timely processing of this documentation.

        Certificates for Shares, together with a properly completed Letter of Transmittal and any other documents required by the Letter of Transmittal, must be delivered to the Depositary and not to FBL or the Information Agent. Any certificates delivered to FBL or the Information Agent will not be forwarded to the Depositary and will not be deemed to be properly tendered.

4.  Withdrawal Rights.

        Shares tendered in the Offer may be withdrawn at any time prior to the Expiration Date. In addition, unless FBL has already accepted your tendered Shares for payment, you may withdraw your tendered Shares at any time after 12:01 a.m., New York City time, on April 28, 2012. Except as otherwise provided in this Section 4, tenders of Shares pursuant to the Offer are irrevocable.

        For a withdrawal to be effective, a written or facsimile notice of withdrawal must be received in a timely manner by the Depositary at one of its addresses set forth on the back cover page of this Offer to Purchase, and any notice of withdrawal must specify the name of the tendering shareholder, the number of Shares to be withdrawn and the name of the registered holder of the Shares to be withdrawn, if different from the person who tendered the Shares. A shareholder who has tendered Shares at more than one price must complete a separate notice of withdrawal for Shares tendered at each price. If the certificates for Shares to be withdrawn have been delivered or otherwise identified to the Depositary, then, before the release of those certificates, the tendering shareholder also must submit the serial numbers shown on those particular certificates for Shares to be withdrawn and, unless an Eligible Institution has tendered those Shares, the signature(s) on the notice of withdrawal must be guaranteed by an Eligible Institution. If Shares have been tendered pursuant to the procedure for book-entry transfer described in Section 3, the notice of withdrawal also must specify the name and the number of the account at DTC to be credited with the withdrawn Shares and must otherwise comply with DTC's procedures.

        All questions as to the form and validity, including the time of receipt, of any notice of withdrawal will be determined by FBL, in its sole discretion and will be final and binding on all parties, except as finally determined in a subsequent judicial proceeding if FBL's determinations are challenged by shareholders. FBL reserves the absolute right to waive any defect or irregularity in the notice of withdrawal or method of withdrawal of Shares by any shareholder, whether or not FBL waives similar defects or irregularities in the case of any other shareholder. None of FBL, the Depositary, the Information Agent, the Dealer Manager or any other person will be obligated to give notice of any defects or irregularities in any notice of withdrawal, nor will any of them incur liability for failure to give any such notice.

        Withdrawals may not be rescinded, and any Shares properly withdrawn will be deemed not properly tendered for purposes of the Offer. However, properly withdrawn Shares may be re-tendered prior to the Expiration Date by again following one of the procedures described in Section 3.

        If FBL extends the Offer, is delayed in its purchase of Shares, or is unable to purchase Shares pursuant to the Offer for any reason, then, without prejudice to the Company's rights pursuant to the Offer, the Depositary may, subject to applicable law, retain tendered Shares on behalf of FBL, and such Shares may not be withdrawn, except to the extent tendering shareholders are entitled to withdrawal rights as described in this Section 4.

5.  Purchase of Shares and Payment of Purchase Price.

        Upon the terms and subject to the conditions of the Offer, promptly following the Expiration Date, we will (1) determine the Purchase Price we will pay for Shares properly tendered and not properly withdrawn prior to the Expiration Date, taking into account the number of Shares so tendered and the prices specified by tendering shareholders and (2) accept for payment and pay an aggregate purchase price of up to $140,000,000 for Shares that are properly tendered at prices at or below the Purchase Price and not properly withdrawn prior to the Expiration Date. For purposes of the Offer, we will be deemed to have accepted for payment, subject to the "odd lot" priority, proration and conditional tender provisions of the Offer, Shares that are properly tendered at or below the Purchase Price and not properly withdrawn, only when, as and if we give oral or written notice to the Depositary of our acceptance of the Shares for payment pursuant to the Offer.

        Upon the terms and subject to the conditions of the Offer, we will accept for payment and pay the Purchase Price per Share for all of the Shares accepted for payment pursuant to the Offer promptly after the Expiration Date. In all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made promptly, taking into account any time necessary to determine any proration, but only after timely receipt by the Depositary of (1) certificates for Shares, or a timely book-entry confirmation of the deposit of Shares into the Depositary's account at DTC, (2) a properly completed and duly executed Letter of Transmittal (or manually signed facsimile of the Letter of Transmittal) including any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message, and (3) any other required documents.

        We will pay for Shares purchased pursuant to the Offer by depositing the aggregate purchase price for the Shares with the Depositary, which will act as agent for tendering shareholders for the purpose of receiving payment from us and transmitting payment to the tendering shareholders.

        In the event of proration, we will determine the proration factor and pay for those tendered Shares accepted for payment promptly after the Expiration Date. However, we do not expect to be able to announce the final results of any proration or commence payment for any Shares purchased pursuant to the Offer until up to five business days after the Expiration Date. Certificates for all Shares tendered and not purchased, including all Shares tendered at prices in excess of the Purchase Price and Shares not purchased due to proration or conditional tenders, will be returned or, in the case of Shares tendered by book-entry transfer, will be credited to the account maintained with DTC by the participant who delivered the Shares, to the tendering shareholder at our expense promptly after the Expiration Date or termination of the Offer.

        Under no circumstances will we pay interest on the Purchase Price, even if there is any delay in making payment. In addition, if certain events occur prior to the Expiration Date, we may not be obligated to purchase Shares pursuant to the Offer. See Section 7.

        We will pay all stock transfer taxes, if any, payable on the transfer to us of Shares purchased pursuant to the Offer. If, however, payment of the Purchase Price is to be made to, or (in the circumstances permitted by the

Offer) if unpurchased Shares are to be registered in the name of, any person other than the registered holder, or if tendered certificates are registered in the name of any person other than the person signing the Letter of Transmittal, the amount of all stock transfer taxes, if any (whether imposed on the registered holder or the other person), payable on account of the transfer to the person, will be deducted from the Purchase Price unless satisfactory evidence of the payment of the stock transfer taxes, or exemption from payment of the stock transfer taxes, is submitted to the Depositary.

6.  Conditional Tender of Shares.

        Under certain circumstances described in Section 1 and subject to the exception for Odd Lot Holders (also described in Section 1), if the Offer is over-subscribed, we will prorate the Shares purchased pursuant to the Offer. As discussed in Section 14, the number of Shares to be purchased from a particular shareholder may affect the U.S. federal income tax treatment of the purchase to the shareholder and the shareholder's decision whether to tender. The conditional tender alternative is made available for shareholders seeking to take steps to have Shares sold pursuant to the Offer treated as a sale or exchange of such Shares by the shareholder, rather than a distribution to the shareholder, for U.S. federal income tax purposes. Accordingly, a shareholder may tender Shares subject to the condition that all or a specified minimum number of the shareholder's Shares tendered must be purchased if any Shares tendered are purchased. Any shareholder desiring to make a conditional tender must so indicate in the section entitled "Conditional Tender" in the Letter of Transmittal, and, if applicable, in the Notice of Guaranteed Delivery. It is the tendering shareholder's responsibility to calculate the minimum number of Shares that must be purchased from the shareholder in order for the shareholder to qualify for sale or exchange (rather than distribution) treatment for U.S. federal income tax purposes. Shareholders are urged to consult with their own tax advisors. No assurances can be provided that a conditional tender will achieve the intended U.S. federal income tax result for any shareholder tendering Shares.

        Any tendering shareholder wishing to make a conditional tender must calculate and appropriately indicate the minimum number of Shares that must be purchased if any are to be purchased. After the Expiration Date, if the number of Shares pursuant to Auction Tender at a price equal to or less than the Purchase Price and pursuant to Purchase Price Tender would result in an aggregate purchase price of more than $140,000,000 are properly tendered and not properly withdrawn, so that we must prorate our acceptance of and payment for tendered Shares, we will calculate a preliminary proration percentage, after taking into account the priority given to tenders of Odd Lots, based upon all Shares properly tendered, conditionally or unconditionally, and not properly withdrawn. If the effect of this preliminary proration would be to reduce the number of Shares to be purchased from any tendering shareholder below the minimum number specified by that shareholder, the Shares conditionally tendered will automatically be regarded as withdrawn (except as provided in the next paragraph). All Shares tendered by a shareholder subject to a conditional tender and that are withdrawn as a result of proration will be returned at our expense to the tendering shareholder promptly after the Expiration Date.

        After giving effect to these withdrawals, we will accept the remaining Shares properly tendered, conditionally or unconditionally, on a pro rata basis. If the withdrawal of conditional tenders would cause the total number of Shares to be purchased to fall below an aggregate purchase price of $140,000,000, then, to the extent feasible, we will select enough of the Shares conditionally tendered that would otherwise have been withdrawn to permit us to purchase such number of Shares. In selecting among the conditional tenders, we will select by random lot, treating all tenders by a particular shareholder as a single lot, and will limit our purchase in each case to the designated minimum number of Shares to be purchased. To be eligible for purchase by random lot, shareholders whose Shares are conditionally tendered must have properly tendered all of their Shares.

7.  Conditions of the Offer.

        Notwithstanding any other provision of the Offer, we will not be required to accept for payment, purchase or pay for any Shares tendered, and may terminate or amend the Offer or may postpone the acceptance for payment of, or the purchase of or the payment for Shares tendered, subject to the rules under the Exchange Act, if at any time prior to the Expiration Date, any of the following events or circumstances shall have occurred (or shall have been reasonably determined by us to have occurred):

  •
  there shall have been instituted, or there shall be pending, or we shall have received notice of any action, suit, proceeding or application by any government or governmental, regulatory or administrative agency, authority or tribunal or by any other person, domestic, foreign or supranational, before any court, authority, agency, other tribunal or arbitrator or arbitration panel that directly or indirectly:

    •
    challenges or seeks to challenge, restrain, prohibit, delay or otherwise affect the making of the Offer or the Share Repurchase, the acquisition by us of some or all of the Shares pursuant to the Offer or the Share Repurchase or otherwise relates in any manner to the Offer or the Share Repurchase or seeks to obtain damages in respect of the Offer or the Share Repurchase; or

    •
    seeks to make the purchase of, or payment for, some or all of the Shares pursuant to the Offer or the Share Repurchase illegal or may result in a delay in our ability to accept for payment or pay for some or all of the Shares;

  •
  our acceptance for payment, purchase or payment for (1) any Shares tendered in the Offer or (2) the Shares pursuant to the Share Repurchase, shall violate or conflict with, or otherwise be contrary to, any applicable law, statute, rule, regulation, decree or order;

  •
  any action shall have been taken or any statute, rule, regulation, judgment, decree, injunction or order (preliminary, permanent or otherwise) shall have been proposed, sought, enacted, entered, promulgated, enforced or deemed to be applicable to the Offer or the Share Repurchase or us or any of our subsidiaries by any court, other tribunal, government or governmental agency or other regulatory or administrative authority or body, domestic or foreign, which:

  •
  indicates that any approval, waiver or other action of any such court, other tribunal, agency, authority or body may be required in connection with the Offer, the purchase of Shares thereunder, the Share Repurchase or the purchase of Shares thereunder; or

  •
  is reasonably likely to make the purchase of, or payment for, some or all of the Shares pursuant to the Offer or Share Repurchase illegal or to prohibit, restrict or delay consummation of the Offer or the Share Repurchase;

  •
  there shall have occurred any of the following:

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  any general suspension of trading in, or limitation on prices for, securities on any United States national securities exchange or in the over-the-counter market, the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory, or any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency, authority or body on, or any event that is likely, in our reasonable judgment, to materially adversely affect, the extension of credit by banks or other lending institutions in the United States;

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  a material adverse change in United States or any other currency exchange rates or a suspension or limitation on the markets therefor;

  •
  the commencement or escalation, on or after February 28, 2012, of war, armed hostilities or other international or national calamity, including, but not limited to, an act of terrorism, directly or indirectly involving the United States or any jurisdiction in which FBL or any of our subsidiaries maintains an office or conducts business or any material escalation, on or after February 28, 2012, of any war or armed hostilities that had commenced prior to February 28, 2012;

  •
  any change, condition, event or development or any condition, event or development involving a prospective change, in general political, market, economic, financial or industry conditions in the United States or internationally that, in our reasonable judgment, has, or could reasonably be expected to have, a material adverse effect on the business, properties, assets, liabilities, capitalization, shareholders' equity, condition (financial or otherwise), operations, licenses, franchises, permits, permit applications, results of operations or prospects of FBL and our subsidiaries, taken as a whole, on the value of or trading in the Shares, on our ability to consummate the Offer or on the benefits of the Offer to us;

  •
  any change, condition, event or development (including any act of nature or man-made disaster) or any condition, event or development involving a prospective change, in the business, properties, assets, liabilities, capitalization, shareholders' equity, condition (financial or otherwise), operations, licenses, franchises, permits, permit applications, results of operations or prospects of FBL or any of our subsidiaries that, in our reasonable judgment, has, or could reasonably be expected to have, a material adverse effect on FBL and our subsidiaries, taken as a whole, on the value of or trading in the Shares, on our ability to consummate the Offer or on the benefits of the Offer to us; or

    •
    in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof;

  •
  any decrease of more than 10% in the market price for the Shares or in the Dow Jones Industrial Average, New York Stock Exchange Index, Nasdaq Composite Index or the Standard and Poor's 500 Composite Index measured from the close of trading on February 24, 2012;

  •
  a tender or exchange offer for any or all of the outstanding Shares (other than the Offer), or any merger, acquisition, business combination or other similar transaction with or involving us or any of our subsidiaries, shall have been proposed, announced or made by any person or entity or shall have been publicly disclosed or we shall have entered into a definitive agreement or an agreement in principle with any person with respect to a merger, acquisition, business combination or other similar transaction;

  •
  we shall have become aware that any entity, "group" (as that term is used in Section 13(d)(3) of the Exchange Act) or person (1) has acquired or proposes to acquire beneficial ownership of more than 5% of the outstanding Shares, whether through the acquisition of stock, the formation of a group, the grant of any option or right (options for and other rights to acquire Shares that are acquired or proposed to be acquired being deemed to be immediately exercisable or convertible for purposes of this clause), or otherwise (other than by virtue of consummation of the Offer and the Share Repurchase or anyone who publicly disclosed such ownership in a filing with the SEC on or before February 24, 2012), (2) who has filed a Schedule 13D or Schedule 13G with the SEC on or before February 24, 2012 has acquired or proposes to acquire, whether through the acquisition of Shares, the formation of a group, the grant of any option or right (options for and other rights to acquire Shares that are acquired or proposed to be acquired being deemed to be immediately exercisable or convertible for purposes of this clause), or otherwise (other than by virtue of consummation of the Offer and the Share Repurchase), beneficial ownership of an additional 1% or more of the outstanding Shares or (3) shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, reflecting an intent to acquire us or any of our subsidiaries or any of our or any of our subsidiaries' assets or securities;

  •
  any approval, permit, authorization, favorable review or consent or waiver of or filing with any domestic or foreign governmental or regulatory authority, agency or body or any third party consent or notice, required to be obtained or made in connection with the Offer shall not have been obtained or made on terms and conditions satisfactory to us in our reasonable judgment;

  •
  Standard & Poor's shall have (1) downgraded or withdrawn the rating accorded the Company or (2) publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company;

  •
  A.M. Best Company, Inc. shall have (1) downgraded or withdrawn the rating accorded to Farm Bureau Life Insurance Company or (2) publicly announced that it has under surveillance or review, with possible negative implications, its rating accorded to Farm Bureau Life Insurance Company; or

  •
  we shall have determined that the consummation of the Offer and the Share Repurchase and the purchase of the Shares pursuant to the Offer and the Share Repurchase is likely, in our reasonable judgment, to cause the Shares to be (1) held of record by less than 300 persons, (2) delisted from the NYSE or (3) eligible for deregistration under the Exchange Act.

        Each of the conditions referred to above is for our sole benefit and may be asserted or waived by us, in whole or in part, at any time and from time to time in our discretion prior to the Expiration Date. However, once the Offer has expired, then all of the conditions to the Offer, other than those requiring receipt of necessary governmental or regulatory approvals, consents or waivers, must have been satisfied or waived. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any right, and each such right will be deemed an ongoing right that may be asserted at any time and from time to time prior to the Expiration Date. Any determination by us concerning the fulfillment or non-fulfillment of the conditions described above will be final and binding on all parties, except as finally determined in a subsequent judicial proceeding if FBL's determinations are challenged by shareholders.

8.  Price Range of Shares; Dividends.

        Our Shares are listed for trading on the NYSE under the symbol "FFG." The following table sets forth, for each of the fiscal quarters indicated, the high and low sales prices per Share as reported on the NYSE and dividends declared.

	High	Low	Cash Dividend Declared
Fiscal Year ending December 31, 2010
First quarter	$25.21	$16.82	$0.0625
Second quarter	$28.17	$20.81	$0.0625
Third quarter	$26.92	$19.51	$0.0625
Fourth quarter	$29.50	$25.06	$0.0625
Fiscal Year ending December 31, 2011
First quarter	$31.92	$27.25	$0.0625
Second quarter	$32.30	$28.36	$0.0625
Third quarter	$33.32	$24.60	$0.0625
Fourth quarter	$36.93	$24.50	$0.10
Fiscal Year ending December 31, 2012
January 1, 2012 through February 24, 2012	$36.65	$32.97	$0.10(1)

(1)
On February 16, 2012, the Board of Directors declared a quarterly cash dividend of $0.10 per Share, to be paid on March 30, 2012 to each shareholder of record as of the close of business on March 15, 2012. Shareholders who owned Shares on such record date will receive the quarterly dividend whether or not such Shares are tendered or accepted for payment or paid for pursuant to the Offer.

        On February 24, 2012, the last full trading day prior to the announcement of the Offer, the reported closing price of the Shares on the NYSE was $32.97 per Share. You are urged to obtain current market quotations for the Shares before deciding whether, and at what price or prices, to tender your Shares pursuant to the Offer.

9.  Source and Amount of Funds.

        FBL will fund any purchase of Shares pursuant to the Offer and the Share Repurchase, including the related fees and expenses, from cash on hand. The Offer is not subject to a financing contingency.

        If the Offer is fully subscribed at $35.00 per Share (which is the maximum price per Share pursuant to the Offer), we expect the aggregate purchase price for the Shares in the Offer and the Share Repurchase, together with all related fees and expenses, to be approximately $177,250,000.

10.  Certain Information Concerning the Company.

        The Company.    FBL was incorporated in Iowa in October 1993. Its life insurance subsidiary, Farm Bureau Life Insurance Company, began operations in 1945. Several other subsidiaries support various functional areas and affiliates by providing investment advisory and marketing and distribution services. In addition, we manage all aspects of two Farm Bureau affiliated property-casualty insurance companies (Farm Bureau Property & Casualty Insurance Company and Western Agricultural Insurance Company), which operate predominately in eight states in the Midwest and West.

        On December 30, 2011, FBL completed the sale of its subsidiary, EquiTrust Life Insurance Company, in an all-cash transaction.

        FBL sells individual life insurance and annuity products principally under the consumer brand name Farm Bureau Financial Services. This brand identity is represented by the distribution channel of our subsidiary Farm Bureau Life Insurance Company (Farm Bureau Life). As of December 31, 2011, this distribution channel consisted of 1,937 exclusive agents and agency managers. These agents and agency managers sell our products in the Midwestern and Western sections of the United States.

        Recent Developments.    On December 30, 2011, we issued a news release announcing the sale of our subsidiary, EquiTrust Life Insurance Company, to a controlled affiliate of Guggenheim Partners, LLC in an all-cash transaction with initial sale proceeds of $471.4 million.

        On January 18, 2012, we issued a news release announcing that Dennis J. Presnall had been elected to the Board of Directors.

        On February 9, 2012, we issued a news release announcing, among other things, the following:

  •
  Operating income totaled $21.8 million, or $0.70 per common share, for the fourth quarter of 2011, compared to $21.7 million, or $0.70 per common share, for the fourth quarter of 2010.

  •
  Premiums and product charges for the fourth quarter of 2011 totaled $66.8 million compared to $64.7 million in the fourth quarter of 2010. Both interest sensitive product charges and traditional life insurance premiums increased three percent during the quarter.

  •
  Premiums collected in the fourth quarter of 2011 totaled $144.2 million compared to $156.0 million in the fourth quarter of 2010. Life insurance premiums collected increased six percent, while annuity premiums collected declined 13 percent, reflecting the suspension of certain annuity products due to the low interest rate environment.

  •
  Net investment income in the fourth quarter of 2011 totaled $86.0 million compared to $82.3 million in the fourth quarter of 2010.

  •
  In the fourth quarter of 2011, FBL recognized net realized losses on investments of $7.5 million compared to net realized gains on investments of $14.1 million in the fourth quarter of 2010. The net realized loss on investments of $7.5 million is attributable to gains on sales of $1.0 million, losses on sales of $0.2 million and impairments of $8.3 million.

  •
  As of December 31, 2011, the book value per share of FBL common stock totaled $41.60, an increase of 12 percent from $36.95 at December 31, 2010.

  •
  On October 7, 2011 FBL announced Board authorization for a $200 million stock repurchase program. During the fourth quarter of 2011, 412,975 Shares were repurchased for a cost of $13.6 million. There is approximately $186 million remaining under this repurchase program.

        On February 16, 2012, we issued a press release announcing a quarterly cash dividend of $0.10 per share to owners of Class A and Class B common stock. The quarterly dividend will be payable on March 30, 2012 to shareholders of record as of March 15, 2012. Shareholders of record as of March 15, 2012 will receive the cash dividend payable on March 30, 2012 on their Shares, regardless of whether they tender their Shares pursuant to the Offer.

        Available Information.    We are subject to the informational filing requirements of the Exchange Act, and, accordingly, are obligated to file reports, statements and other information with the SEC relating to our business, financial condition and other matters. Information, as of particular dates, concerning our directors and executive officers, their remuneration, stock options granted to them, the principal holders of our securities and any material interest of these persons in transactions with us is required to be disclosed in proxy statements distributed to our shareholders and filed with the SEC. We also have filed an Issuer Tender Offer Statement on Schedule TO (the "Schedule TO") with the SEC that includes additional information relating to the Offer.

        These reports, statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material may also be obtained by mail, upon payment of the SEC's customary charges, from the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The SEC also maintains a website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. You may access the Company's publicly filed documents at this site, including the Schedule TO and the documents incorporated therein by reference. You may obtain information about the Public Reference Room by calling the SEC for more information at 1-800-SEC-0330. You may also go to the Shareholder Information section of Company's website located at http://www.fblfinancial.com to access the Schedule TO and related documents.

        Incorporation by Reference.    The rules of the SEC allow us to "incorporate by reference" information into this Offer to Purchase, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The following documents that have been previously filed with the SEC contain important information about us and we incorporate them by reference:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed on February 17, 2012;

  •
  Definitive Proxy Statement on Schedule 14A, as filed on March 31, 2011; and

  •
  Current Reports on Form 8-K, as filed on January 6, 2012 (two filings), January 18, 2012, January 25, 2012, February 8, 2012 and February 27, 2012.

        Any statement contained in any document incorporated by reference in this Offer to Purchase shall be deemed to be modified or superseded to the extent that an inconsistent statement is made in this Offer to Purchase. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Offer to Purchase.

        You may request a copy of these filings, at no cost, by writing or telephoning the Information Agent at its address and telephone number set forth below:

501 Madison Avenue, 20th Floor
New York, New York 10022
Shareholders May Call Toll Free: (877) 717-3922
Banks and Brokers May Call Collect: (212) 750-5833

11.  Interests of Directors and Executive Officers; Transactions and Arrangements Concerning the Shares.

        Shares Outstanding.    As of February 24, 2012, we had 29,522,246 issued and outstanding Shares. Since the Purchase Price will only be determined after the Expiration Date, the number of Shares that will be purchased will not be known until after that time. Assuming the Offer is fully subscribed, the maximum number of Shares that will be purchased pursuant to the Offer is 4,242,424, which will occur if the Purchase Price is determined to be $33.00 per Share, the minimum Purchase Price pursuant to the Offer. Assuming the Offer is fully subscribed, the minimum number of Shares that will be purchased pursuant to the Offer is 4,000,000, which will occur if the Purchase Price is determined to be $35.00 per Share, the maximum Purchase Price pursuant to the Offer. The maximum of 4,242,424 Shares that the Company is offering to purchase pursuant to the Offer represents approximately 14.4% of the total number of Shares issued and outstanding as of February 24, 2012. Assuming the Offer is fully subscribed, the minimum of 4,000,000 Shares that the Company is offering to purchase pursuant to the Offer represents approximately 13.5% of the total number of Shares issued and outstanding as of February 24, 2012.

        Relationship with IFBF, FBP&C and WAG.    Certain directors and officers of the Company are also directors and officers of IFBF, FBP&C and WAG, but have recused themselves from the decisionmaking process of each of IFBF, FBP&C and WAG in regards to the Share Repurchase and the Offer.

        Special Committee.    In light of IFBF's significant shareholdings in the Company as well as IFBF's, FBP&C's and WAG's relationships with the Company, the Board of Directors formed a special committee of three independent directors, Roger Brooks, Robert Hanson and Ed Mehrer (the "Special Committee"), to work with management to evaluate the Offer, including the financial terms thereof, to work with management to negotiate with IFBF regarding the terms of the Repurchase Agreement and to make a recommendation to the Board of Directors with respect to the Offer. The members of the Special Committee will each receive a fee of $1,000 per meeting of the Special Committee.

        Interests of Directors and Executive Officers.    As of February 17, 2012, our directors and executive officers as a group (18 persons) beneficially owned an aggregate of 707,653 Shares, representing 2.4% of the total number of outstanding Shares on a fully diluted basis. Messers. Meher, Brooks, VanderWal, Rogers, Hanson and Gill, each directors of the Company and Messrs. Hohmann, Brannen, McNeill and Slawin, each executive officers of the Company, have each informed us that they intend to tender a portion of their Shares in the Offer. For the directors and executive officers that do intend to tender, the amount of Shares tendered will depend on the individual's facts and circumstances. After expiration or termination of the Offer, our directors and executive officers may, subject to applicable law and applicable policies and practices of the Company, sell their Shares from time to time in open market transactions at prices that may be more or less favorable than the Purchase Price to be paid to our shareholders pursuant to the Offer.

        Pursuant to the terms of the Company's insider trading policy, a "blackout period," which restricts transactions in the Company's securities by a director, officer or certain employees of the Company, begins 10 calendar days before the end of each calendar quarter. Pursuant to Rule 13e-4(f)(8) promulgated under the Exchange Act, the Offer is required to be open to all holders of the Shares. Accordingly, because the Expiration Date of the Offer will occur during such a "blackout period," the Company's Board of Directors and the Audit Committee thereof have waived the Company's insider trading policy with respect to its directors, officers and applicable employees (and all other Company policies, guidelines or codes incorporating the insider trading policy, including the Code of Business Ethics and Conduct and the Code of Ethics) solely to allow directors, officers and applicable employees to tender their Shares pursuant to the Offer and to allow directors, officers and applicable employees who are holders of vested but unexercised options to exercise such options in order to tender Shares issued upon such exercise pursuant to the Offer.

        The following tables set forth (1) the aggregate number of Shares that were beneficially owned (as determined under Rule 13d-3 promulgated under the Exchange Act) by each of our current directors and named executive officers, and by all directors and executive officers as a group, as of February 17, 2012, and (2) the aggregate number and percentage of Shares that were beneficially owned (as determined under Rule 13d-3 promulgated under the Exchange Act) by each person who owns (to our knowledge and based on the most current Schedule 13Ds and 13Gs filed with the SEC for each such person) more than 5% of the outstanding Shares, respectively. For purposes of these tables, and in accordance with SEC rules, Shares are considered "beneficially owned" if the person directly or indirectly has sole or shared power to vote or direct the voting of the securities or has sole or shared power to divest of or direct the divestment of the securities. A person is also considered to beneficially own Shares that he or she has the right to acquire within 60 days after February 17, 2012, in accordance with Rule 13d-3 promulgated under the Exchange Act. Except as indicated, each holder has sole voting and dispositive power over the listed Shares.

        The business address of each of our directors and executive officers is c/o FBL Financial Group, Inc., 5400 University Avenue, West Des Moines, Iowa 50266.

Directors and Executive Officers

Name of Beneficial Owner	Total Shares and Share Equivalents	Total Beneficial Ownership (%)(2)
Steve L. Baccus (3),(5)	28,974	*
James P. Brannen (5),(6),(7),(8)	120,769	*
Roger K. Brooks	10,349	*
Jerry L. Chicoine (3),(4)	74,991	*
Tim H. Gill (3),(4)	24,832	*
Robert H. Hanson (3),(4)	46,606	*
Charles T. Happel (5),(8)	42,696	*
Craig D. Hill (6)	19,000	*
James E. Hohmann (8)	103,084	*
Paul E. Larson (3),(4)	32,199	*
David A. McNeill (5),(6),(8)	23,253	*
Edward W. Mehrer (3)	27,601	*
Dennis J. Presnall (6)	10,057	*
Kevin G. Rogers (3)	15,448	*
Kevin W. Slawin (6),(8)	39,215	*
Scott VanderWal (3)	10,776	*
John E. Walker (3),(4)	65,547	*
Russell J. Wiltgen (5),(6),(8)	12,256	*
All directors and executive officers as a group (18 persons)	707,653	2.4%

*
Less than 1%.

(1)
All holdings in this beneficial ownership table have been rounded to the nearest whole Share.

(2)
The percentage of beneficial ownership for all holders has been rounded to the nearest 1/10th of a percentage. Total beneficial ownership is determined in accordance with the rules of the SEC and includes Shares issuable within 60 days of February 17, 2012 upon the exercise of all options and other rights beneficially owned by the indicated person on that date. Fully diluted total beneficial ownership is based upon all Shares and all Shares subject to exercise of options outstanding at February 17, 2012.

(3)
Includes Shares subject to options exercisable within 60 days for the following non-management directors: Baccus, 20,000; Chicoine, 24,000; Gill, 12,000; Hanson, 16,000; Larson, 16,000; Mehrer, 16,000; Rogers, 12,000; VanderWal, 8,000; and Walker, 24,000.

(4)
Includes deferred units in Director Compensation Plan equivalent to the following shares: Chicoine, 38,732; Gill, 10,884; Hanson, 21,005; Larson, 4,898; and Walker, 31,238.

(5)
Includes share units held in 401(k) Savings Plan equivalent to the following shares: Baccus, 2,257; Brannen, 8,090; Happel, 6,095; McNeill, 5,517; Presnall, 886; and Wiltgen, 282.

(6)
Includes shares subject to options exercisable within 60 days for the following officers and management directors: Brannen, 55,997; Happel, 20,860; Hill, 18,000; McNeill, 8,652; Presnall, 9,171; Slawin, 14,140; and Wiltgen, 4,410.

(7)
Includes share equivalent units held in the Executive Salary and Bonus Deferred Compensation Plan and the Employer Match Deferred Compensation Plan for the following officer: Brannen, 11,051.

(8)
Includes restricted shares on which performance goals have been met; however forfeiture restrictions will lapse upon continued employment through February 17, 2013 for the following officers: Brannen, 23,857; Happel, 8,763; Hohmann, 44,822; McNeill, 7,299; Slawin, 22,044; and Wiltgen, 7,564.

Owners of More than 5% of the Shares

Name of Beneficial Owner(1)	Total Shares and Share Equivalents	Total Beneficial Ownership (%)(2)
Iowa Farm Bureau Federation(3)	(3)	(3)
Dimensional Fund Advisors LP(4)	2,502,957	(4)

(1)
All holdings in this beneficial ownership table have been rounded to the nearest whole Share.

(2)
See Note 2 in "Directors and Executive Officers" table.

(3)
As of February 15, 2012, Iowa Farm Bureau Federation owned 15,398,974 Shares (52.2% of that class), 761,855 Class B Shares (63.9% of that class), and 5,000,000 Series B Preferred Shares (100% of that class). Those shares represent 64.4% of the total potential votes. Iowa Farm Bureau Federation and the Farm Bureau Mutual companies share our corporate headquarters' address, 5400 University Avenue, West Des Moines, Iowa 50266.

(4)
According to a Schedule 13G filed by Dimensional Fund Advisors LP ("Dimensional") on February 10, 2012. In such filing, Dimensional indicated that it is the beneficial owner of 2,502,957 Shares as of December 31, 2011, 8.5% of that class and 6.2% of the total potential votes. Dimensional's address is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746. Dimensional has indicated that it has sole dispositive power with respect to the Shares as a result of acting as an investment advisor to four investment companies and acting as investment manager to certain other commingled group trusts and separate accounts. Dimensional disclaims beneficial ownership, noting that the various investment companies and managed accounts are the owners of the Shares.

  Repurchase Agreement and Managed Affiliates Intent to Tender.

        On February 26, 2012, the Company entered into the Repurchase Agreement with IFBF, the owner of 15,398,974 Shares (representing 52.2% of the outstanding Shares) pursuant to which the Company agreed to the Share Repurchase. The Share Repurchase is scheduled to close on the eleventh business day following the expiration of the Offer. The aggregate number of Shares to be repurchased under the Repurchase Agreement will be proportionately reduced in the event that the Company purchases less than the maximum number of Shares that it is able to purchase at the Purchase Price pursuant to the terms of the Offer. The transactions contemplated by the Repurchase Agreement are conditioned upon, among other matters, the Company purchasing Shares in the Offer in accordance with this Offer to Purchase. IFBF desired to participate in the Offer but did not wish to participate to the full extent of its pro rata ownership in the Company. As a result, a Special Committee of our Board of Directors, in consultation with IFBF, determined that a reasonable approach to allow IFBF to participate in the share repurchase transactions was to have IFBF agree in advance of the public announcement of the Offer to sell a specified number of Shares to us following the completion of the Offer at the Purchase Price, subject to proration if the Offer was not fully subscribed.

        If the Offer is fully subscribed at a Purchase Price of $35.00, the maximum Purchase Price pursuant to the Offer, following the completion of the Share Repurchase, IFBF's ownership percentage will increase to 58.7% of the then-outstanding Shares. If the Offer is fully subscribed at a Purchase Price of $33.00, the minimum Purchase Price pursuant to the Offer, following the completion of the Share Repurchase, IFBF's ownership percentage will increase to 59.3% of the then-outstanding Shares. Because a portion of its Shares are being purchased under the Repurchase Agreement, IFBF has agreed not to tender Shares in the Offer pursuant to the Repurchase Agreement.

        In addition, each of the Company's managed affiliates, FBP&C, which owns 727,262 Shares (representing 2.5% of the outstanding Shares), and WAG, which owns 167,084 Shares (representing 0.6% of the outstanding Shares), have informed the Company regarding its intent with respect to the Offer. FBP&C informed the Company that it intends to tender a portion of its Shares pursuant to the Offer. WAG informed the Company that it intends to tender a portion of its Shares pursuant to the Offer.

        In addition to the Shares owned by IFBF, IFBF owns 761,855 Class B Shares and 5,000,000 Series B Preferred Shares. In addition to the Shares owned by FBP&C, FBP&C owns 213,590 Class B Shares. In addition to the Shares owned by WAG, WAG owns 25,400 Class B Shares. Each outstanding share of our common stock is entitled to one vote per share on each matter submitted to the vote of shareholders, except in the election of directors. The Shares, together with the Series B Preferred Shares, vote for the election of Class A directors, and the Class B Shares vote for the election of Class B directors. The Series B Preferred Shares are entitled to two votes per share. The Class B Shares are subject to certain transfer restrictions in a Class B Stockholders' Agreement. If Class B Shares are sold to a person or entity not affiliated with the American Farm Bureau Federation, such shares will automatically convert to Shares. In addition, Class B Shares may be converted into Shares at the option of the holder of Class B Shares.

        Recent Securities Transactions.    Based on our records and on information provided to us by our directors, executive officers, affiliates and subsidiaries, none of the Company or any of our directors, executive officers, affiliates or subsidiaries have effected any transactions involving our Shares during the 60 days prior to February 28, 2012 except as follows:

Name	Date of Transaction	Nature of Transaction	Number of Shares	Price Per Share
Jerry L. Chicoine	December 31, 2011	Accrual of Deferred Stock Units	587.889	$34.02
Roger K. Brooks	December 31, 2011	Receipt of Shares in lieu of Director Fees	514	$34.02
Tim H. Gill	December 31, 2011	Accrual of Deferred Stock Units	279.248	$34.02
Robert H. Hanson	December 31, 2011	Accrual of Deferred Stock Units	462.963	$34.02
John E. Walker	December 31, 2011	Accrual of Deferred Stock Units	417.402	$34.02
FBL	January 12, 2012	Open Market Repurchase pursuant to FBL Share Repurchase Program	3,700	$32.999
James E. Hohmann	January 17, 2012	Open Market Sale under 10b5-1 Plan	8,000	$34.162
		Open Market Sale under 10b5-1 Plan	8,000	$33.823
James E. Hohmann	January 23, 2012	Open Market Sale under 10b5-1 Plan	8,000	$35.044
James E. Hohmann	February 1, 2012	Open Market Sale under 10b5-1 Plan	5,600	$35.01
		Open Market Sale under 10b5-1 Plan	5,600	$35.146
		Open Market Sale under 10b5-1 Plan	5,600	$35.121
James Brannen	February 1, 2012	Accrual of Restricted Stock Units (Cash Settled)	10,222	$—
Charles Happel	February 1, 2012	Accrual of Restricted Stock Units (Cash Settled)	3,910	$—
Craig D. Hill	February 1, 2012	Accrual of Restricted Stock Units (Cash Settled)	1,681	$—
David Alan McNeill	February 1, 2012	Accrual of Restricted Stock Units (Cash Settled)	4,727	$—
Denny Presnall	February 1, 2012	Accrual of Restricted Stock Units (Cash Settled)	1,545	$—
Kevin R. Slawin	February 1, 2012	Accrual of Restricted Stock Units (Cash Settled)	12,255	$—
		Accrual of Restricted Stock Units (Cash Settled)	7,712	$—
James Russell Wiltgen	February 1, 2012	Accrual of Restricted Stock Units (Cash Settled)	4,551	$—
		Accrual of Restricted Stock Units (Cash Settled)	3,635	$—
James E. Hohmann	February 7, 2012	Open Market Sale under 10b5-1 Plan	5,600	$36.175

        Share-Based Compensation Plans.    We have a 2006 Class A Common Stock Compensation Plan. We also have a deferred compensation plan for executives and a deferred compensation plan for directors. In 2012, a Cash-Based Restricted Stock Unit Plan was also implemented. We have previously granted stock options for Shares to officers and employees, which had a contractual term of 10 years and vested over a period up to five years, contingent upon continued employment with us. Prior to 2009, we also granted stock options for Shares to directors, which were fully vested upon grant and had a contractual term that varied with the length of time the director remained on the Board, up to 10 years. We also granted nonvested Shares to certain executives. We have a Director Compensation Plan under which non-employee directors on our Board may elect to receive a portion of their cash compensation in the form of Shares or deferred stock units. Under this plan, we have deferred stock units outstanding totaling 110,545 at December 31, 2011 and 102,980 at December 31, 2010. At December 31, 2011, there were 123,882 Shares available for future issuance under the Director Compensation Plan. We also have an Executive Salary and Bonus Deferred Compensation Plan under which officers of the Company, who are required to meet certain stated common stock ownership guidelines, are allowed to use their base salary and annual cash bonus to purchase deferred stock units. Under this plan, we have deferred stock units outstanding totaling 92,736 at December 31, 2011 and 91,757 at December 31, 2010. At December 31, 2011, Shares available for future issuance under this plan totaled 124,397. We also have an Executive Excess 401(k) Plan under which, if officers of the Company meet certain salary guidelines and 401(k) contribution guidelines, the Company will make an additional contribution to the accounts of such individuals.

        Class B Stockholders' Agreement.    All of our Class B Shares are owned by Farm Bureau organizations (as defined in the Class B Stockholders' Agreement). As holders of all of the Class B Shares of the Company, these organizations entered into the Class B Stockholders' Agreement Regarding Management and Transfer of Shares of Class B Common Stock (the "Class B Stockholders' Agreement") on May 1, 1996. As amended on March 31, 2004, the Class B shareholders agreed they will elect five Class B directors each year, to be nominated by a committee of the whole, i.e., all the presidents of the 14 state Farm Bureau federations which are shareholders. The nominees must be either any of the 14 presidents, or one officer of a Farm Bureau organization. The Class B Stockholders' Agreement provides for certain "tag along" rights for holders of the Class B Shares which entitle such holders to participate in certain sales of Shares or Class B Shares by any shareholder owning more than 30% of the shares of any class (a "Principal Stockholder"). In addition, the Class B Stockholders' Agreement provides for certain "drag along" rights whereby a Principal Stockholder can require that the other holders of Class B Shares participate in certain transactions.

        General.    Except (1) as otherwise described or incorporated by reference in this Offer to Purchase, the Schedule TO or Company's most recent proxy statement, (2) and except for the share-based compensation plans, which are described in Note 10 to the financial statements contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, which descriptions are incorporated herein by reference, and (3) the agreements described above, none of the Company nor, to the best of the Company's knowledge, any of its affiliates, directors or executive officers, is a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to the Offer or with respect to any securities of the Company, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies, consents or authorizations.

12.  Effects of the Offer on the Market for Shares; Registration under the Exchange Act.

        The purchase by us of Shares pursuant to the Offer will reduce the number of Shares that might otherwise be traded publicly and is likely to reduce the number of shareholders. As a result, trading of a relatively small volume of the Shares after consummation of the Offer may have a greater impact on trading prices than would be the case prior to consummation of the Offer.

        We believe that there will be a sufficient number of Shares outstanding and publicly traded following completion of the Offer to ensure a continued trading market for the Shares. Based upon published guidelines of the NYSE, we do not believe that our purchase of Shares pursuant to the Offer will cause the remaining outstanding Shares to be delisted from the NYSE. The Offer is conditioned upon, among other things, our determination that the consummation of the Offer and the purchase of Shares pursuant to the Offer and the Share Repurchase is not likely, in our reasonable judgment, to cause the Shares to be (1) held of record by less than 300 persons, (2) delisted from the NYSE or (3) eligible for deregistration under the Exchange Act. See Section 7.

        Our Shares are currently "margin securities" under the rules of the Federal Reserve Board. This has the effect, among other things, of allowing brokers to extend credit to their customers using such Shares as collateral. We believe that, following the purchase of Shares pursuant to the Offer, the Shares will continue to be "margin securities" for purposes of the Federal Reserve Board's margin rules and regulations.

        The Shares are registered under the Exchange Act, which requires, among other things, that we furnish certain information to our shareholders and the SEC and comply with the SEC's proxy rules in connection with meetings of our shareholders. We believe that our purchase of Shares pursuant to the Offer pursuant to the terms of the Offer will not result in the Shares becoming eligible for deregistration under the Exchange Act.

13.  Certain Legal Matters; Regulatory Approvals.

        We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our acquisition of Shares as contemplated pursuant to the Offer, nor are we aware of any approval or other action by any government or governmental, administrative or regulatory authority, agency or body, domestic, foreign or supranational, that would be required for our acquisition or ownership of Shares as contemplated by the Offer. Should any such approval or other action or notice filings be required, we presently contemplate that we will seek that approval or other action and make or cause to be made such notice filings. We cannot predict whether we will be required to delay the acceptance for payment of or payment for Shares tendered in the Offer pending the outcome of any such approval or other action. There can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial cost or conditions or that the failure to obtain the approval or other action might not result in adverse consequences to our business and financial condition. Our obligations pursuant to the Offer to accept for payment and pay for Shares are subject to the satisfaction of certain conditions. See Section 7.

14.  Certain U.S. Federal Income Tax Consequences.

        The following is a summary of certain U.S. federal income tax consequences of the Offer to U.S. Holders and Non-U.S. Holders (each as defined below) whose Shares are tendered and accepted for payment pursuant to the Offer. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury Regulations promulgated under the Code, published rulings, administrative pronouncements and judicial decisions, any changes to which could affect the tax consequences described in this Offer (possibly on a retroactive basis). This summary assumes that Shares held by shareholders are held as capital assets within the meaning of section 1221 of the Code (generally, property held for investment). It does not address all of the tax consequences that may be relevant to particular shareholders in light of their particular circumstances, or to shareholders subject to special rules, including, without limitation, pass-through entities (including partnerships and S corporations for U.S. federal income tax purposes) and investors in such entities, certain financial institutions, brokers, dealers or traders in securities or commodities, insurance companies, expatriates, mutual funds, real estate investment trusts, cooperatives, tax-exempt organizations, persons who are subject to the alternative minimum tax, persons who hold Shares as a position in a "straddle" or as part of a "hedging" or "conversion" transaction, shareholders that have a functional currency other than the U.S. dollar, or persons who acquired their Shares upon the exercise of stock options or otherwise as compensation. This summary also does not address any state, local, non-U.S. or other tax consequences of participating in the Offer.

        You are urged to consult your tax advisor as to the particular consequences to you of participating in the Offer.

        For purposes of this discussion, a "U.S. Holder" is a beneficial holder of Shares that, for U.S. federal income tax purposes, is (1) a citizen or individual resident of the U.S., (2) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the U.S. or any State or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons, within the meaning of section 7701(a)(30) of the Code, have authority to control all of its substantial decisions.

        A "Non-U.S. Holder" is a beneficial holder of Shares that is not a partnership for U.S. federal income tax purposes and that is not a U.S. Holder.

        U.S. Holders.    An exchange of Shares for cash by a U.S. Holder pursuant to the Offer will be a taxable transaction for U.S. federal income tax purposes. The U.S. federal income tax consequences to a U.S. Holder may vary depending upon the U.S. Holder's particular facts and circumstances. If, as described below, an exchange of Shares for cash by a U.S. Holder pursuant to the Offer is treated as a sale or exchange of such Shares for U.S. federal income tax purposes, the U.S. Holder will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder's adjusted tax basis in the Shares purchased by FBL. Such gain or loss will be long-term capital gain or loss if the U.S. Holder's holding period for the Shares at the time of the exchange exceeds one year. Specific limitations may apply to the deductibility of capital loss by a U.S. Holder.

        An exchange of Shares for cash by a U.S. Holder pursuant to the Offer will be treated as a sale or exchange for U.S. federal income tax purposes if the exchange (i) is "not essentially equivalent to a dividend" with respect to the U.S. Holder, (ii) is a "substantially disproportionate" redemption with respect to the U.S. Holder, or (iii) is a "complete redemption" of all the stock of FBL owned by the U.S. Holder. In determining whether any of these tests has been met, a U.S. Holder generally must take into account not only Shares it actually owns, but also Shares it constructively owns as determined under section 318 of the Code (including Shares that may be acquired through options that it owns or Shares held by certain members of the U.S. Holder's family).

        An exchange of Shares for cash by a U.S. Holder pursuant to the Offer will be treated as "not essentially equivalent to a dividend" if it results in a "meaningful reduction" in the U.S. Holder's stock interest in FBL. Whether such a meaningful reduction of the U.S. Holder's stock interest in FBL results will depend on the U.S. Holder's particular facts and circumstances. If, as a result of an exchange of Shares for cash pursuant to the Offer, a U.S. Holder whose relative stock interest in FBL is minimal (e.g., less than 1%) and who exercises no control over the corporate affairs of FBL suffers any reduction in its proportionate stock interest in FBL (including any Shares constructively owned), the U.S. Holder generally should be regarded as having suffered a meaningful reduction in its stock interest in FBL.

        Satisfaction of the "substantially disproportionate" test or "complete redemption" test is dependent upon satisfaction of the respective objective tests set forth in section 302(b)(2) and section 302(b)(3) of the Code. An exchange of Shares for cash by a U.S. Holder pursuant to the Offer will satisfy the "substantially disproportionate" test if (1) the percentage of the outstanding voting stock of FBL actually and constructively owned by the U.S. Holder immediately following the exchange is less than 80% of the percentage of the outstanding voting stock of FBL actually and constructively owned by the U.S. Holder immediately before the exchange, (2) the percentage of the outstanding common stock of FBL actually and constructively owned by the U.S. Holder immediately following the exchange is less than 80% of the percentage of the outstanding common stock of FBL actually and constructively owned by the U.S. Holder immediately before the exchange, and (3) immediately following the exchange, the U.S. Holder actually and constructively owns less than 50% of the total combined voting power of FBL. An exchange of Shares for cash by a U.S. Holder pursuant to the Offer will result in a "complete redemption" if either (i) all of the FBL stock actually and constructively owned by the U.S. Holder is exchanged for cash pursuant to the Offer or (ii) all of the FBL stock actually owned by the U.S. Holder is exchanged for cash pursuant to the Offer and the U.S. Holder timely and properly waives the attribution of FBL stock constructively owned by the U.S. Holder in accordance with the procedures described in section 302(c)(2) of the Code and the Treasury Regulations promulgated thereunder.

        If a U.S. Holder's exchange of Shares for cash pursuant to the Offer does not constitute a sale or exchange for U.S. federal income tax purposes, the receipt of cash by such U.S. Holder pursuant to the Offer will be treated as a distribution, and the U.S. Holder's tax basis in the Shares exchanged generally will be added to any Shares retained by the U.S. Holder. The distribution will be treated as a dividend to the extent of FBL's current and accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that the amount of the distribution exceeds FBL's current and accumulated earnings and profits, the excess first will be treated as a return of capital that will reduce the U.S. Holder's adjusted tax basis in its Shares, and any remaining portion will be taxable as capital gain. Any such capital gain will be long-term capital gain if the U.S. Holder's holding period for the Shares at the time of the exchange exceeds one year. Provided that minimum holding period requirements and other requirements are met, dividend income with respect to non-corporate U.S. Holders (including individuals) currently is eligible for a reduced rate of U.S. federal income taxation. If an exchange of Shares for cash pursuant to the Offer by a corporate U.S. Holder is treated as a dividend, the corporate U.S. Holder may be (1) eligible for a dividends received deduction (subject to applicable exceptions and limitations) and (2) subject to the "extraordinary dividend" provisions of section 1059 of the Code. Corporate U.S. Holders are urged to consult their own tax advisors regarding (i) whether a dividends received deduction will be available to them and (ii) the application of section 1059 of the Code in connection with the Offer.

        We cannot predict whether or the extent to which the Offer will be over-subscribed. If the Offer is over-subscribed, proration of tenders pursuant to the Offer will cause us to accept fewer Shares than are tendered. Therefore, a U.S. Holder can be given no assurance that a sufficient number of such U.S. Holder's Shares will be purchased pursuant to the Offer to ensure that such purchase will be treated as a sale or exchange, rather than as a dividend, for U.S. federal income tax purposes pursuant to the rules discussed above.

        Non-U.S. Holders.    The Depositary generally will withhold an amount of U.S. federal income tax equal to 30% of the gross payments payable to a Non-U.S. Holder unless the Non-U.S. Holder timely delivers to the Depositary a properly completed and executed Internal Revenue Service Form W-8BEN (or other applicable form) evidencing that such withholding is not required. Under certain circumstances, a Non-U.S. Holder may be eligible to obtain a refund of all or a portion of any U.S. federal income tax so withheld.

        The preceding discussion is not tax advice. You are urged to consult your own tax advisor to determine the particular tax consequences to you of the Offer, including the applicability and effect of federal, state, local, non-U.S. and other tax laws.

15.  Extension of the Offer; Termination; Amendment.

        We expressly reserve the right, in our sole discretion and subject to applicable law, at any time and from time to time, and regardless of whether or not any of the events set forth in Section 7 shall have occurred or shall be deemed by us to have occurred, to extend the period of time the Offer is open and delay acceptance for payment of, and payment for, any Shares by giving oral or written notice of such extension to the Depositary and making a public announcement of such extension. We also expressly reserve the right, in our sole discretion, to terminate the Offer and reject for payment, and not pay for any, Shares not theretofore accepted for payment or paid for or, subject to applicable law, postpone payment for Shares, upon the occurrence of any of the conditions specified in Section 7, by giving oral or written notice of such termination or postponement to the Depositary and making a public announcement of such termination or postponement. Our reservation of the right to delay payment for Shares that we have accepted for payment is limited by Rule 13e-4(f)(5) promulgated under the Exchange Act, which requires that we must pay the consideration offered or return the Shares tendered promptly after termination or withdrawal of the Offer. Subject to compliance with applicable law, we further reserve the right, in our sole discretion, to amend the Offer in any respect (including, without limitation, by decreasing or increasing the consideration offered pursuant to the Offer to shareholders or by decreasing or increasing the number of Shares being sought in the Offer). Amendments to the Offer may be made at any time and from time to time by public announcement of such amendments. In the case of an extension, the notice of the amendment must be issued no later than 9:00 a.m., New York City time, on the next business day after the last previously scheduled or announced Expiration Date. Any public announcement made pursuant to the Offer will be disseminated promptly to shareholders in a manner reasonably designed to inform shareholders of such change. Without limiting the manner in which we may choose to make a public announcement, except as required by applicable law, we shall have no obligation to publish, advertise or otherwise disseminate any such public announcement other than by making a release through BusinessWire or another comparable service.

        If we materially change the terms of the Offer or the information concerning the Offer, or if we waive a material condition of the Offer, we will extend the Offer to the extent required by Rules 13e-4(d)(2), 13e-4(e)(3) and 13e-4(f)(1) promulgated under the Exchange Act. These rules and certain related releases and interpretations of the SEC provide that the minimum period during which a tender offer must remain open following material changes in the terms of the tender offer or information concerning the tender offer (other than a change in price or a change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of such terms or information. If:

  •
  we increase or decrease the price to be paid for Shares; and

  •
  the Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that notice of such an increase or decrease is first published, sent or given to shareholders in the manner specified in this Section 15, then the Offer will be extended until the expiration of the period of 10 business days. For purposes of the Offer, a "business day" means any day other than a Saturday, Sunday or Federal holiday and consists of the time period from 12:01 a.m. through 12:00 Midnight, New York City time.

16.  Fees and Expenses.

        In light of IFBF's significant holdings in the Company as well as IFBF's, FBP&C's and WAG's relationships with the Company, the Board of Directors formed the Special Committee to work with management to evaluate the Offer, including the financial terms thereof, to work with management to negotiate with IFBF regarding the terms of the Repurchase Agreement and to make a recommendation to the Board of Directors with respect the

Offer. The members of the Special Committee will each receive a fee of $1,000 per meeting of the Special Committee.

        We have retained Raymond James & Associates, Inc. to act as the Dealer Manager in connection with the Offer. In its role as Dealer Manager, Raymond James & Associates, Inc. may contact brokers, dealers and other nominee shareholders and may provide information regarding the Offer to those that it contacts or persons that contact it. Raymond James & Associates, Inc. will receive, for these services, a reasonable and customary fee. We also have agreed to reimburse Raymond James & Associates, Inc. for reasonable out-of-pocket expenses incurred in connection with the Offer and to indemnify Raymond James & Associates, Inc. against certain liabilities in connection with the Offer, including certain liabilities under the federal securities laws.

        Raymond James & Associates, Inc. has in the past provided, and in the future may provide, capital markets advice to FBL, for which services it has received, and would expect to receive, compensation from us. Additionally, in the ordinary course of business, including in its trading and brokerage operations and in a fiduciary capacity, Raymond James & Associates, Inc. and its affiliates may enter into, exit or hold positions, both long and short, for their own accounts and for those of their customers, in our securities.

        We have retained Innisfree M&A Incorporated to act as Information Agent and Computershare Shareowner Services LLC to act as Depositary in connection with the Offer. The Information Agent may contact shareholders by mail, telephone, facsimile, e-mail and personal interviews and may request brokers, dealers and other nominee shareholders to forward materials relating to the Offer to beneficial owners. The Information Agent and the Depositary will each receive reasonable and customary compensation for their respective services, will be reimbursed by us for reasonable out-of-pocket expenses incurred in connection with the Offer and will be indemnified against certain liabilities in connection with the Offer, including certain liabilities under the federal securities laws.

        We will not pay any fees or commissions to brokers, dealers or other persons (other than fees to the Dealer Manager, the Information Agent and the Depositary as described above) for soliciting tenders of Shares pursuant to the Offer. Shareholders holding Shares through brokers, dealers or other nominee shareholders are urged to consult the brokers, dealers or other nominee shareholders to determine whether transaction costs may apply if shareholders tender Shares through the brokers, dealers or other nominee shareholders and not directly to the Depositary. We will, however, upon request, reimburse brokers, dealers and commercial banks for customary mailing and handling expenses incurred by them in forwarding the Offer and related materials to the beneficial owners of Shares held by them as a nominee or in a fiduciary capacity. No broker, dealer, commercial bank or trust company has been authorized to act as our agent, or the agent of the Information Agent, the Dealer Manager or the Depositary for purposes of the Offer. We will pay or cause to be paid all stock transfer taxes, if any, on our purchase of Shares, except as otherwise provided in Section 5 hereof.

17.  Miscellaneous.

        The Offer is not being made to, nor will tenders be accepted from or on behalf of, shareholders in any jurisdiction in which the making or acceptance of offers to sell Shares would not be in compliance with the laws of that jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on our behalf by the Dealer Manager or by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

        After completing the Offer, we may consider various forms of share repurchases, including open market purchases, tender offers and/or accelerated share repurchases after taking into account the results of the Offer and the Share Repurchase, our results of operations, financial position and capital requirements, general business conditions, legal, tax, regulatory, rating agency and contractual constraints or restrictions and other factors our Board of Directors deems relevant.

        Pursuant to Rule 13e-4(c)(2) promulgated under the Exchange Act, we have filed with the SEC the Schedule TO, which contains additional information relating to the Offer. The Schedule TO, including the exhibits and any amendments and supplements thereto, may be examined, and copies may be obtained, at the same places and in the same manner as is set forth in Section 10 with respect to information concerning FBL.

        We have not authorized any person to make any recommendation on our behalf as to whether you should tender or refrain from tendering your Shares in the Offer or as to the price or prices at which you may choose to tender your Shares in the Offer. You should rely only on the information in or incorporated by reference in this Offer to Purchase and in the related Letter of Transmittal or in the other documents to which we have referred you. Our delivery of this Offer to Purchase shall not under any circumstances create any implication that the information in this Offer to Purchase is correct as of any time other than the date of this Offer to Purchase or that there have been no changes in the information in or incorporated by reference herein or in the affairs of FBL or any of its subsidiaries since the date hereof. We have not authorized anyone to provide you with information in connection with the Offer other than the information in this Offer to Purchase or in the related Letter of Transmittal. If anyone makes any recommendation or gives any information, you must not rely upon that recommendation or information as having been authorized by us, the Dealer Manager, the Depositary or the Information Agent.

                          FBL Financial Group, Inc.

February 28, 2012

        The Letter of Transmittal, certificates for Shares and any other required documents should be sent or delivered by each shareholder of the Company or its, his or her broker, dealer, commercial bank, trust company or other nominee to the Depositary as follows:

The Depositary for the Offer is:

Computershare Shareowner Services LLC

By First Class Mail:	By Registered, Certified or Express Mail, Overnight Courier or by Hand:
Computershare Shareowner Services LLC Attn: Corporate Actions Dept. P.O. Box 3301 South Hackensack, New Jersey 07606	Computershare Shareowner Services LLC Attn: Corporate Actions Dept. 480 Washington Boulevard—Mail Drop Reorg Jersey City, New Jersey 07310
By Facsimile Transmission (Eligible Institutions Only): (201) 680-4626
Confirm Facsimile Transmission: (201) 680-4860

        DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

        Questions and requests for assistance may be directed to the Information Agent or the Dealer Manager at their respective telephone numbers and addresses set forth below. Requests for additional copies of this Offer to Purchase, the Letter of Transmittal or the Notice of Guaranteed Delivery should be directed to the Information Agent. The Information Agent will promptly furnish to shareholders additional copies of these materials at the Company's expense. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Offer is:

501 Madison Avenue, 20th Floor
New York, New York 10022
Shareholders May Call Toll Free: (877) 717-3922
Banks and Brokers May Call Collect: (212) 750-5833
The Dealer Manager for the Offer is:

Raymond James & Associates, Inc.

880 Carillon Parkway
St. Petersburg, Florida 33716
Call: (727) 567-2092
Call Toll Free: (866) 326-3863